EXHIBIT 4.6

DEED OF TRUST TO PUBLIC TRUSTEE,
MORTGAGE, SECURITY AGREEMENT,
ASSIGNMENT OF PRODUCTION AND PROCEEDS,
FINANCING STATEMENT AND FIXTURE FILING

FROM

HUNTER BATES MINING CORPORATION, AS DEBTOR

TO

THE PUBLIC TRUSTEE OF GILPIN COUNTY, COLORADO, AS TRUSTEE

AND TO AND FOR THE BENEFIT OF

CABO DRILLING (AMERICA), INC., AS SECURED PARTY

Dated as of April 27, 2009

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS.

EXHIBIT A CONTAINS A LEGAL DESCRIPTION OF THE REAL ESTATE CONCERNED.  DEBTOR HAS AN INTEREST OF RECORD IN THE REAL ESTATE.  SOME OF THE PERSONAL PROPERTY CONSTITUTING A PORTION OF THE COLLATERAL IS OR IS TO BECOME FIXTURES RELATED TO THE REAL ESTATE.

THIS INSTRUMENT COVERS FIXTURES, AS-EXTRACTED COLLATERAL AND MINERALS OR THE LIKE OR OTHER SUBSTANCES OF VALUE WHICH MAY BE EXTRACTED FROM THE EARTH AND THE ACCOUNTS RELATING THERETO, INCLUDING ACCOUNTS RESULTING FROM THE SALE THEREOF AT THE MINEHEAD THEREOF.  THIS INSTRUMENT IS TO BE FILED FOR RECORD AS A FINANCING STATEMENT, AMONG OTHER PLACES, IN THE REAL ESTATE RECORDS.

THIS INSTRUMENT IS TO BE RECORDED IN THE REAL ESTATE RECORDS OF THE COUNTY RECORDER IN EACH COUNTY WHERE THE REAL ESTATE IS LOCATED.

A POWER OF SALE HAS BEEN GRANTED IN THIS INSTRUMENT.  A POWER OF SALE MAY ALLOW SECURED PARTY OR THE TRUSTEE TO TAKE THE COLLATERAL AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION.

THIS INSTRUMENT WAS PREPARED BY
AND WHEN RECORDED AND/OR FILED
RETURN TO:

Lee D. Vogel, Esq.
Holme Roberts & Owen LLP
90 S. Cascade Ave., Suite 1300
Colorado Springs, CO 80903

DEED OF TRUST TO PUBLIC TRUSTEE,

MORTGAGE, SECURITY AGREEMENT,

ASSIGNMENT OF PRODUCTION AND PROCEEDS,

FINANCING STATEMENT

AND FIXTURE FILING

This Deed of Trust to Public Trustee, Mortgage, Security Agreement, Assignment of Production and Proceeds, Financing Statement and Fixture Filing (this “Instrument”), dated as of April 27, 2009, is from Hunter Bates Mining Corporation, a Minnesota corporation (Organizational I.D. No. 2820102-2) (“Debtor”), with a principal office address of 900 IDS Center, 80 South 8th Street, Minneapolis, MN  55402-8773, to the Public Trustee of Gilpin County, Colorado (“Trustee”), and to and for the benefit of Cabo Drilling (America), Inc., a Washington corporation, as beneficiary (“Secured Party”), with an address of 3rd Floor, 120 Lonsdale Avenue, North Vancouver, BC  V7M 2E8, Canada.

DEFINITIONS

Capitalized terms used but not defined herein have the meanings provided in the Debenture (as defined below).  In this Instrument, the following terms shall have the following meanings:

“Approvals” means each and every approval, authorization, license, permit, consent, variance, land use entitlement, franchise, agreement, performance of surety bond, filing or registration by or with any governmental authority or other person necessary for any stage (or all stages) of developing, operating, maintaining and closing a mine on all or any part of the Lands (or any other lands any production from which, or profits or proceeds from such production, is attributed to any interest in the Lands), including construction of a mine and related improvements and all other activities described above in clauses (a) through (i) of the definition of “Mine Property”.

“Environmental Laws” shall mean all laws, ordinances, rules and regulations of the United States or any other political subdivision, agency, or instrumentality exercising jurisdiction over Debtor or the Collateral, which laws, ordinances, rules and regulations are applicable to Debtor or the Collateral, governing, regulating or otherwise pertaining to health, industrial hygiene or the environment, or regulating, relating to or imposing liability (including strict liability) or standards of conduct concerning any Hazardous Materials, as are now or at any time hereafter in effect and as amended from time to time.

“Hazardous Materials” shall mean any hazardous waste, hazardous substance, pollutant, contaminant, toxic substance, oil, hazardous material or chemical, or other substance regulated by any Environmental Law.

“Lands” means the lands that are described in Exhibit A hereto, the leasehold estates that are described in Exhibit A hereto, and all now-existing or hereafter-arising leasehold, overriding royalty, royalty, net profits or other interests in real property of the Debtor, together with all appurtenant rights accruing to the owner thereof, including extralateral rights, surface use rights and water rights relating to the lands and leasehold estates identified on Exhibit A hereto.

“Leases” means all surface and mineral leases, subleases, assignments, options, licenses, concessions, occupancy agreements, profits-à-prendre, work agreements, joint venture agreements, partnerships (including mining partnerships), exploration agreements, operating agreements, surface use agreements and surface use and damage agreements, subsidence agreements, easements, licenses, net profits agreements, royalty agreements, nominee agreements, options and all other conveyances, transfers, agreements or arrangements (whether mineral or otherwise, whether previously or hereafter made, and whether existing now or hereafter) relating to all or any part of the Lands or any other lands any production from which, or profits or proceeds from such production, is attributed to any interest in Lands, together with all rentals, royalties and other rights of Debtor thereunder.

“Mine Property” means all tangible property (whether now or hereafter existing or acquired, and whether real, personal or mixed) owned by Debtor and located or found now or hereafter on, in, or under all or any part of the Lands (or any other lands any production from which, or profits or proceeds from such production, is attributed to any interest in the Lands) that now or hereafter is (together with all substitutions and replacements for, and all accessions, additions and attachments to any thereof) used or useful in connection with mining gold or Other Minerals (which as used herein shall include ores, compounds and concentrates bearing the same) or in connection with any related activities, including:

(a)           exploration for and evaluation of deposits of gold or Other Minerals,

(b)           the development, operation, shutdown and closure (temporary and permanent) of a mine (whether an underground or a surface mine),

(c)           handling, processing, refining and beneficiation of gold or Other Minerals, including crushing, screening, non-screen classifying, grinding, flotation, washing, gravity separation, magnetic separation, chemical leaching, thickening, filtration, drying, sintering, palletizing, briquetting, calcining, crystallization, sorting, sizing, roasting, ion exchange, solvent extraction, electrostatic separation, electrorefining, electrowinning and smelting,

(d)           storage of gold or Other Minerals,

(e)           transportation of gold or Other Minerals by any means, including haulage within a mine and from a mine to a mill or to any other handling, processing, beneficiation, storage or marketing location, haulage between any of the foregoing locations, haulage of mine waste (including waste rock and overburden) and tailings, slag and other wastes resulting from handling, processing, and beneficiation and loading in connection with any haulage,

(f)            marketing, and readying for market, gold or Other Minerals,

(g)           disposal (temporary and permanent) of mine waste (including waste rock and overburden) and tailings, slag and other wastes from handling, processing and beneficiation,

(h)           monitoring, maintaining, restoring and improving environmental quality, including elimination, treatment and mitigation of air and water pollution, and

(i)            reclamation of lands and other natural resources affected by any of the foregoing activities.

Without restricting the foregoing, “Mine Property” shall include the following property (together with all substitutions and replacements for, and all accessions, additions and attachments to any thereof) now or hereafter used or useful in connection with mining gold or Other Minerals or in connection with related activities:

(i)            generally — buildings; structures; improvements; furnishings; fixtures; equipment; apparatus; facilities; machinery; tools; vehicles; goods; supplies and inventory; and

(ii)           specifically  — headframes; mine offices; maintenance and equipment repair shops; carpentry; tool and electrical shops; parts and supplies warehouses; change houses; laboratory and assay facilities; ore bins; air compressors; electrical generators and buildings for same; dynamos; staff, workers’ and families’ living and eating facilities; ventilation shafts and ducts; fans; refrigeration units; underground workings (including injection wells and recovery wells; adits; shafts; tunnels; crosscuts; laterals; drifts; raises; winzes; stopes; and other openings to ore); pump rooms; underground hoist rooms; level stations; underground equipment and machinery storage and repair areas; escape shafts; ore storage areas; storehouses; hoist houses; drums; controls; and motors; wire rope for hoists; ore skips and man cars; timber; roof supports; track (including branch; cut-off, spur; industrial; switch; connecting; storage; yard; terminal and other railroad tracks); roads and haulage ways; conveyor belts; electrical wire; apparatus; and controls (including transformers and switch boxes); pipe; water and fuel supply tanks, pumps and pipelines; rolling stock; including locomotives and cars; mine vehicles; drills and related equipment; explosives and explosives storage facilities; continuous miner machines; mucking equipment; loaders and loading equipment; tipples; dewatering facilities; including pumps; sewage facilities; waste water treatment and disposal facilities; water treatment plants (including, without limitation, the water treatment plant adjacent to the Mine headframe); wells for the extraction or injection of water, or for the monitoring of water quality or supply; ditches; water drainage courses; dams; and silt ponds; telephones and other communications equipment; pipelines (including slurry and pneumatic pipelines); tractors; scrapers; power shovels; backhoes; bucket-wheel excavators; draglines; dredges; haulage and water and maintenance trucks; inclined skips; graders; electrical power lines; ships; barges; port facilities; loading docks; tramways and aerial trams; aircraft; airstrips; recreation facilities; company townsite and buildings; mill or processing plants; sluices; wells; augers; overburden; waste rock or spoil; and other mine wastes; load-haul-dump vehicles; conveyors (including screw and bucket conveyors); crushers (including jaw crushers; gyratory crushers; wire crushers; impact crushers; roil crushers; hammer mills; shredders and roller mills); screens (including grizzlies); grinding mills (including ball mills; rod mills; autogenous mills and semi-autogenous mills); flotation circuits (including flotation cells; collection troughs and launders and flumes); washers (including hydrocyclones); gravity separation devices (including jigs; sluices; shaking tables; cones; spirals; vanners and heavy liquids); magnets; leaching circuits; thickening tanks; filters (including drum; disk; belt; and plate filters); driers; kilns; smelting furnaces (including reverberatory furnaces and flash smelters); converters; slag; tailings and tailings ponds.

“Mine-Related Agreements and Plans” means all existing and future contracts, agreements, plans, specifications, technical reports, surveys, designs, drawings and other matters executed by Debtor and (or prepared by) any contractor, architect, engineer, surveyor or other consultant, in each case in connection with the design, construction or operation of the Mine Property, including all contracts and agreements executed by Debtor and any landscape architect, civil engineer, electrical engineer, soils engineer, mining engineer or mechanical engineer, together with all plans and specifications prepared by any design architect for the construction and improvements comprising Mine Property.

“Mines” shall mean the mine commonly referred to as the Bates Hunter Mine, located in Gilpin County, Colorado, and any and all other mines now or hereafter located in, on or under the Lands and the assets related thereto.

“Other Minerals” means all minerals other than gold, whether or not similar to gold or found or produced in association with gold, including silver, coal, all existing and future ores, minerals, mineral elements and compounds, veins, lodes and mineral deposits, whether solid, liquid or gaseous, whether organic or inorganic, metallic or nonmetallic, hydrocarbonaceous or non-hydrocarbonaceous, including rock, gravel, sand, methane, water, and geothermal steam, geothermal heat and geothermal resources, found or located on the Lands.

“Permitted Liens” means:

(i)            Liens for taxes, assessments or governmental charges not then due and delinquent or in respect of which the Debtor has furnished such security as the Secured Party may require and which are being contested in good faith by appropriate proceedings promptly initiated and diligently conducted;

(ii)           Liens in the nature of zoning restrictions, easements and rights and restrictions of record on the use of real property, which do not materially interfere with the conduct of the business of the Debtor and do not materially affect the value of the property subject to such Liens;

(iii)          undetermined or inchoate Liens, including unregistered construction Liens, incidental to current operations of the Debtor which have not at such time been filed pursuant to laws against the Debtor and which relate to obligations neither due nor delinquent;

(iv)          Liens in the form of security given to a public utility or any Governmental Authority in connection with the operations of the Debtor in the ordinary course of its business; and

(v)           matters of record as of the date hereof, itemized on Exhibit C, save and except for the Subordinated Liens.

“Rights of Way” means (including any of the following that are described in Exhibit A hereto) all now or hereafter existing or acquired easements, servitudes, permits, licenses, tenements, hereditaments, rights of way, privileges, liberties, appendages, appurtenances and similar rights appertaining or appurtenant to or beneficially used or useful in connection with the Lands and/or the Mine Property, including and together with all estates, claims, demand rights, title and interests in and to any street, road, highway or alley, vacated or otherwise, adjoining or beneficially used or useful in connection with the Lands and/or the Mine Property.

“Subordinated Liens” means the Liens listed in Exhibit B hereto.

“Water Rights” means all now or hereafter existing or acquired water and water rights, reservoirs and reservoir rights, ditches and ditch rights, wells and well rights, whether evidenced or initiated by permit, decree, well registration, appropriation not decreed, shares of stock or other interests in mutual ditch or reservoir companies or carrier ditch or reservoir companies or otherwise, appertaining or appurtenant to or beneficially used or useful in connection with the Lands and/or the Mines, together with all pumps, well casings, wellheads, electrical installations, pumphouses, meters, monitoring wells and systems, parshall flumes or other measuring devices, pipes, pipelines and other structures or personal property which are or may be used to produce, regulate, measure, distribute, store or use water from the said water and water rights, reservoirs and reservoir rights, ditches and ditch rights, wells and well rights.

COLLATERAL

All of Debtor’s right, title and interest in and to all the hereinafter described properties, rights and interests, whether now owned or hereafter acquired, and whether now or hereafter existing or created, is herein collectively called the “Collateral”:

(a)           the Lands and the Rights of Way,

(b)           the gold and Other Minerals that originated from the Lands which are (i) on, in, or under, extending from or into, (ii) produced or to be produced from, (iii) stored, handled, processed, refined or beneficiated or to be stored, handled, processed, refined or beneficiated on, or (iv) transported or marketed or to be transported or marketed on or from, in each case, all or any part of the Lands or any other lands any production from which (or profits or proceeds from such production) is attributed to any interest in the Lands,

(c)           without duplication of any other provision of this granting clause all of Debtor’s now or hereafter arising accounts, as-extracted collateral, chattel paper, commercial tort claims, deposit accounts, documents, general intangibles, goods (including all its consumer goods, equipment, farm products, fixtures and inventory), instruments, investment property, letter-of-credit rights, securities and supporting obligations (as such terms are defined in the applicable Uniform Commercial Code), but only if, and only to the extent, any such above-listed properties, rights or interests relate to, or arise out of, Collateral that is described elsewhere other than in this subsection (c),

(d)           the Leases,

(e)           the Mines and the Mine Property,

(f)            the Approvals,

(g)           the Mine-Related Agreements and Plans,

(h)           the Water Rights,

(i)            all awards, payments or judgments, including interest thereon, and the right to receive the same, as a result of the exercise or threatened exercise of any right of eminent domain, other injury to, taking up, or decrease in the value of all or any portion of the Lands, the Mine Property, the Water Rights or any other property described herein,

(j)            all other property or rights of any kind or character related to the Lands, the Mine Property, the Water Rights or other property described herein, and

(k)           all proceeds (as such term is defined in the applicable Uniform Commercial Code) and products of the foregoing,

together with, to the extent Debtor may lawfully grant a security interest therein, any and all corrections or amendments to, or renewals, extensions or ratifications of, or replacements or substitutions for, any of the same, or any instrument relating thereto, and all contracts, title instruments, title opinions, land status reports, title abstracts, title insurance commitments or policies, title materials and information, files, records, writings, data bases, information, systems, maps, plats, surveys, geological and geophysical (including electrical, electromagnetic, gravity and seismic), geochemical, and radiometric data and information, drilling data, test data, mineral -samples (including drill cores), mineral assay reports, interpretative and analytical reports of any kind or nature (including reserve or deposit studies or evaluations), mine feasibility reports, technical reports (including, without limitation, that certain “Technical Report on the Bates Hunter Project”, dated July 15, 2008, by Orem Inc.), mine development studies and plans, information concerning exploration and development of deposits of gold and Other Minerals (including information concerning mine operation, shutdown and closure and concerning reclamation of lands and other resources affected by mining), environmental data and related information and reports and studies, computer hardware and software and all documentation therefor or relating thereto (including all licenses relating to or covering such computer hardware, software and/or documentation), trade secrets, business names and the goodwill of the business relating thereto, unpatented inventions, patent applications and patents, lease records (including rental and royalty payment records), payment of rental or maintenance fees, and filings and recordings made with governmental authorities, the Approvals and records and information concerning compliance therewith, mine development programs and budgets, financial statements and audits, reclamation plans and related data and reports, hedging agreements, interest rate protection agreement, commodity hedging agreement or any other agreement evidencing a swap or other derivative transaction, insurance policies, commingling agreements, information and data and reports regarding the products and proceeds of mine operations (including quantities produced, proceeds from sale or other disposition, and disbursement of proceeds to persons entitled to a share thereof), information and data and reports regarding all aspects of the Mine Property (including transportation and marketing of mine products), development rights, air rights, parcel maps, extralateral rights, condemnation awards, franchises, easements, servitudes, permits, licenses, tenements, hereditaments, appurtenances, rents, royalties, overriding royalties, revenues, avails, income, security deposits, reclamation bonds, bonuses, accounts, returns, issues, profits, advantages, claims against third parties, products, proceeds and all other benefits, whether now or hereafter existing or arising, used or useful in connection with, covering, relating to, or arising from or in connection with, any of the aforesaid in this granting clause referenced, and all other things of value and incident thereto which Debtor might at any time have or be entitled to (including any and all liens, lien rights and security interests, and all properties, rights and interests, whether now or hereafter existing or arising, that Debtor uses or installs for use in connection with mining gold or Other Minerals from all or any part of the Lands or any other lands any production from which, or the profits or proceeds from such production, is attributed to any interest in the Lands, or in connection with any related activities); together with all strips and gores belonging, adjacent or pertaining to the Lands; and any after-acquired title, additions to any of the foregoing, including those which may be subjected to the lien and security interest of this Instrument by means of supplements hereto, all the aforesaid properties, rights and interests, together with any after-acquired title, additions and accretions to any of the foregoing.

GRANTING CLAUSES

In consideration of ten dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Debtor, and the matters hereinafter set forth, Debtor hereby:

A.           Real Property.  Grants, bargains, sells, mortgages, assigns, transfers and conveys to Trustee, with POWER OF SALE, for the benefit of Secured Party, that part of the Collateral that is real property (including any fixtures that are real property under applicable state law), subject to the assignment of severed and extracted gold and Other Minerals and the proceeds thereof made under paragraph C below; TO HAVE AND TO HOLD all of the Collateral that is real property (including any fixtures that are real property under applicable state law), together with all of the rights, privileges, benefits, hereditaments and appurtenances in any way belonging, incidental or pertaining thereto, to Trustee and its successors and assigns, forever, IN TRUST, NEVERTHELESS, for the security and benefit of Secured Party and its successors and assigns, subject to all of the terms, conditions, covenants, agreements and trusts herein set forth;

B.            Personal Property.  Grants to Secured Party a security interest in that part of the Collateral that is personal property (including any fixtures that are personal property under applicable state law); and

C.            Assignment of Production.  Collaterally assigns to Secured Party all of the severed and extracted ore, gold and Other Minerals produced from or allocated or attributed to any of the Collateral or any other interest of Debtor (whether now owned or hereafter acquired by operation of law or otherwise) in, to and under or that covers, affects or otherwise relates to the Land or to any of the estates, property rights or other interests described or referred to above, together with all of the proceeds thereof.

ARTICLE I

Secured Obligations

Section 1.1             Obligations Secured.  This Instrument is executed, acknowledged and delivered by Debtor to secure and enforce the following indebtedness, liabilities and obligations (the “Secured Obligations”):

A.           Convertible Debenture.  All indebtedness (including but not limited to the Principal, Interest, Expenses and Extension Fee) evidenced by that certain Convertible Debenture, of even date herewith, in the principal amount of U.S. $511,589.59 made by Wits Basin Precious Minerals Inc., a Minnesota corporation (“Borrower”), and payable to the order of Secured Party, and any renewals, extensions or restatements thereof, modifications, changes, amendments or supplements thereto and substitutions therefor (the “Debenture”), as well as all indebtedness payable by Debtor as a result of Debtor’s obligations in the Debenture to guaranty the Borrower’s obligations under the Debenture;

B.            This Instrument.  All indebtedness payable by Debtor pursuant to the provisions of and evidenced by this Instrument, including, without limitation, any amounts advanced to protect the liens and security interests herein granted and all reasonable attorneys fees, court costs, and expenses of whatever kind or character now existing or hereafter created or arising, incident thereto or to the collection of the indebtedness, liabilities and obligations hereby secured and enforcement of the liens and security interests herein granted and created;

C.            Other Obligations.  All other indebtedness payable by Debtor to Secured Party of whatever kind or character now existing or hereafter created or arising, whether fixed, absolute or contingent, direct or indirect, primary or secondary, joint, several or joint and several, due or to become due, and however evidenced whether by note, open account, overdraft, endorsement, security agreement, guarantee or otherwise, it being contemplated that Debtor may hereafter become indebted to Secured Party in such further sum or sums; and

D.            Renewals, Extensions and Amendments.  All indebtedness evidenced by all renewals, extensions and restatements of, modifications, changes, amendments and supplements to and substitutions for, all or any part of the foregoing.

ARTICLE II

Warranties, Representations, Covenants
and Indemnities

Section 2.1          Representations and Warranties.  Debtor warrants and represents as follows:

A.            Power and Authority.  Debtor has the power and authority to grant, bargain, sell, mortgage, assign, transfer and convey the Collateral as provided herein.

B.             Title.  Exhibit A attached hereto correctly describes, as of the date hereof, all of the land, mineral estates, surface estates and real property leasehold estates (including, without limitation, easements and rights of way) in which Debtor owns an interest and all Water Rights owned by Debtor.  Subject to Permitted Liens and Subordinated Liens, Debtor is the lawful owner of and has good and marketable title to the Collateral free and clear of all Liens.  Debtor warrants and will forever defend the title to the Collateral against the claims of all persons claiming or to claim the same or any part thereof.   To the best of the Debtor’s knowledge, each Lease is a valid and subsisting Lease and is in full force and effect.  Each Lease or a certified copy or memorandum thereof has been recorded in the real property records of the county or counties in which the Lands covered thereby are located, and has been delivered to Secured Party.  Each Lease (a) either is within its primary term, or the primary term thereof has been extended by production of gold or Other Minerals from the Lands covered thereby or otherwise by its terms; (b) is prior to any deed of trust, mortgage or other lien or encumbrance upon the fee interest in such Lands; and (c) is assignable without the prior written consent of the lessor or any other third party.

C.             Approvals.  To the best of Debtor’s knowledge, without inquiry, other than recording or filing of this Instrument, financing statements and similar instruments in favor of Secured Party, Debtor is not required to submit any notice, report or other filing with any governmental authority, person or entity in connection with Debtor’s execution, delivery or performance of this Instrument, and no consent, approval or authorization of any governmental authority, person or entity is required to be obtained by Debtor in connection with Debtor’s execution, delivery and performance of this Instrument or the consummation of the transactions contemplated hereby.  To the best of the Debtor’s knowledge, Debtor is duly qualified to own, hold and operate leases, easements, rights-of-way, mineral agreements and other agreements covering, affecting or otherwise relating to state lands.

D.             Security Interest.  Except for Permitted Liens, Trustee and Secured Party, as the case may be, will obtain, as security for the Secured Obligations a legally valid and binding first perfected lien on, and security interest in, the Collateral.

E.           Structure.  Debtor’s name, identity, corporate structure, state of incorporation and organizational identification number are correctly reflected in the preamble to this Instrument.

Section 2.2             Covenants.  Debtor covenants and agrees as follows:

A.           Secured Obligations.  Debtor shall pay when due and perform the Secured Obligations in accordance with the terms thereof and hereof.

B.            Recording and Filing.  Debtor shall sign all documents reasonably requested by Secured Party to assist Secured Party to create, perfect, maintain and preserve the priority of the liens and security interests intended to be created hereby as a first lien on real property and fixtures and a first priority security interest in personal property and fixtures.

C.            Modifications and Dispositions.  Without the prior written consent of Secured Party, except in the ordinary course of business Debtor shall not (1) amend, modify or otherwise revise any lease, license or other agreement described in Exhibit A; (2) release, surrender, abandon or forfeit the Collateral or any part thereof; (3) sell, convey, assign, lease, sublease, alienate, mortgage or grant security interests in or otherwise dispose of or encumber the Collateral or any part thereof, except to the extent explicitly permitted by the Debenture and except sales of severed gold and Other Minerals in the ordinary course of Debtor’s business and for fair consideration, and except for the liens and security interests created by this Instrument and liens for taxes, assessments and governmental charges not delinquent; or (4) consent to, permit or authorize any such act by another party with respect to the Land, the Collateral or any part thereof.

D.           Defense of Title.  If the title or interest of Debtor, Trustee or Secured Party to the Collateral or any part thereof, or the lien or encumbrance created by this Instrument, or the rights or powers of Secured Party or Trustee hereunder, shall be attacked, either directly or indirectly, or if any legal proceedings are commenced against Debtor or the Collateral, Debtor shall promptly give written notice thereof to Secured Party and at Debtor’s own expense shall take all reasonable steps diligently to defend against any such attack or proceedings, employing attorneys reasonably acceptable to Secured Party.

E.            Environmental Matters.  Debtor shall comply with all Environmental Laws and shall maintain and obtain all permits, licenses and approvals required under Environmental Laws.  Debtor shall not cause or permit the Collateral or Debtor to be in violation of, or do anything or permit anything to be done that will subject the Collateral, Debtor or Secured Party to any additional remedial obligations under any applicable Environmental Laws, assuming disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to the Collateral or otherwise.  Debtor shall promptly notify Secured Party in writing of any material existing, pending or threatened investigation or inquiry by any governmental authority in connection with any applicable Environmental Laws.

F.            Further Assurances.  Debtor shall execute, acknowledge and deliver, or cause to be executed, acknowledged or delivered, to Secured Party such other and further instruments and do such other acts as in the reasonable opinion of Secured Party may be necessary or desirable to effect the intent of this Instrument, promptly upon request of Secured Party and at Debtor’s expense.

Section 2.3             Costs, Expenses and Indemnities.  Debtor agrees to pay and indemnify Secured Party and Trustee as follows:

A.           Costs and Expenses.  Debtor shall indemnify Secured Party and Trustee from and reimburse and pay Secured Party for all fees, costs and expenses (including without limitation, attorneys’ fees, court costs and legal expenses and consultant’s and expert’s fees and expenses), incurred or expended by Secured Party or Trustee in connection with (1) the breach by Debtor of any representation or warranty contained in this Instrument, the Debenture or any other documents and instruments evidencing, securing or otherwise relating to the Secured Obligations, (2) the failure by Debtor to perform any agreement, covenant, condition, indemnity or obligation contained in this Instrument, the Debenture or any other documents and instruments evidencing, securing or otherwise relating to the Secured Obligations, (3) Secured Party’s or Trustee’s exercise of any of its rights and remedies under this Instrument, the Debenture and the other documents and instruments evidencing, securing or otherwise relating to the Secured Obligations, or (4) the protection of the Collateral and the liens thereon and security interests therein.  All such fees, costs and expenses shall be a demand obligation owing by Debtor to Secured Party.  The liabilities of Debtor as set forth in this Section 2.3(A) shall survive the termination of this Instrument.

B.           Indemnity.  Debtor shall indemnify and hold harmless Secured Party and persons or entities owned or controlled by or affiliated with Secured Party and their respective directors, officers, shareholders, partners, employees, consultants and agents (herein individually, an “Indemnified Party,” and collectively, “Indemnified Parties”) from and against, and reimburse and pay Indemnified Parties with respect to, any and all direct claims, demands, liabilities, losses, damages (including without limitation, actual, consequential, exemplary and punitive damages), causes of action, judgments, penalties, fees, costs and expenses (including without limitation, attorneys’ fees, court costs and legal expenses and consultant’s and expert’s fees and expenses), of any and every kind or character, known or unknown, fixed or contingent, that may be imposed upon, asserted against or incurred or paid by or on behalf of any Indemnified Party on account of, in connection with, or arising out of (1) any bodily injury or death or property damage occurring in or upon or in the vicinity of the Collateral through any cause whatsoever, (2) any act performed or omitted to be performed hereunder or the breach of or failure to perform any warranty, representation, indemnity, covenant, agreement or condition contained in this Instrument, the Debenture or any other document or instrument evidencing, securing or otherwise relating to the Secured Obligations, (3) any transaction, act, omission, event or circumstance arising out of or in any way connected with the Collateral or with this Instrument, the Debenture or any other document or instrument evidencing, securing or otherwise relating to the Secured Obligations, or (4) the violation of or failure to comply with any statute, law, rule, regulation or order, including without limitation, Environmental Laws and statutes, laws, rules, regulations and orders relating to Hazardous Materials; provided however, that such indemnities shall not apply to any Indemnified Party to the extent the subject of the indemnification is caused by or arises out of the gross negligence or willful misconduct of such Indemnified Party (as determined by a court of competent jurisdiction).  The foregoing indemnities shall not survive in the event that the Lender takes ownership of the Collateral, provided that the forgoing indemnities will survive the release, foreclosure or other termination of this Instrument in all other circumstances.  The rights, powers and remedies herein conferred are cumulative, and not exclusive, of any and all other rights, powers and remedies existing at law or in equity (including without limitation, rights, powers and remedies under Environmental Laws).

Section 2.4             Performance by Secured Party.  Debtor agrees that, if Debtor fails to perform any act which Debtor is required to perform hereunder, Secured Party and Trustee may, but shall not be obligated to, perform or cause to be performed such act, and any expense so incurred by Secured Party or by Trustee in connection therewith shall be a demand obligation owing by Debtor to Secured Party, and Secured Party shall be subrogated to all of the rights of the party receiving such payment.

ARTICLE III

Collection of Proceeds of Production

Section 3.1            Assignment of Proceeds.  Pursuant to paragraph C of the granting clause of this Instrument, Secured Party is absolutely assigned and entitled to receive all of the severed and extracted ore, gold and Other Minerals produced from or allocated or attributed to all of the Collateral, together with all of the proceeds thereof and payments in lieu thereof.  Debtor acknowledges and agrees that said assignment is intended to be an absolute and unconditional assignment and not merely a pledge of or creation of a security interest in said gold and Other Minerals and proceeds or an assignment as additional security.  Debtor shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered, transfer orders or letters-in-lieu thereof directing all purchasers of ore, gold and Other Minerals to make payments directly to Secured Party.  All parties producing, purchasing, receiving or having in their possession any such ore, gold and Other Minerals or proceeds are hereby authorized and directed by Debtor to treat and regard Secured Party as the party entitled in Debtor’s place and stead to receive such ore, gold and Other Minerals and proceeds; and said parties shall be fully protected in so treating and regarding Secured Party and shall be under no obligation to see to the application by Secured Party of any such proceeds received by it.  Notwithstanding the foregoing or any provision contained in this Deed of Trust, Secured Party agrees that, until and unless an Event of Default occurs hereunder, Secured Party shall exercise no rights to possession of any of the Collateral and shall permit Debtor to receive such ore, gold and Other Minerals or proceeds until such time as Secured Party shall have made written demand therefore following an Event of Default.  Such election by Secured Party shall not in any way waive the right of Secured Party to demand and receive such ore, gold and Other Minerals and proceeds thereafter allocated or attributed to the Collateral and shall not in any way diminish the absolute and unconditional right of Secured Party to receive all of such ore, gold and Other Minerals and proceeds and cash proceeds not theretofore expended or distributed by Debtor.  Following an Event of Default, any such ore, gold and Other Minerals or proceeds received by Debtor shall, when received, constitute trust funds in Debtor’s hands and shall be held by Debtor for the benefit of Secured Party.  Debtor hereby agrees that upon the first to occur of either (A) written demand of Secured Party, or (B) the occurrence of any event which constitutes an Event of Default (as hereinafter defined) or which upon the giving (or receiving) of notice or lapse of time, or both, would constitute such an Event of Default, all cash, proceeds, instruments and other property, of whatever kind or character, received by Debtor on account of the Collateral, whether received by Debtor in the exercise of its collection rights hereunder or otherwise, shall, in accordance with instructions then given by Secured Party, be remitted to Secured Party or deposited to an account designated by Secured Party, in the form received (properly assigned or endorsed to the order of Secured Party or for collection and in accordance with Secured Party’s instructions) not later than the first banking business day following the day of receipt, to be applied as provided in Section 3.2 hereof and, until so applied, may be held by Secured Party in a separate account on which Debtor may not draw.  Debtor agrees not to commingle any such property, following the receipt of any such demand from Secured Party or the occurrence of an Event of Default, with any of its other funds or property and agrees to hold the same upon an express trust for Secured Party until remitted to Secured Party.

Section 3.2             Application of Proceeds.  Secured Party shall apply all of the proceeds received pursuant to Section 3.1 hereof in satisfaction of the Secured Obligations as provided below, unless otherwise agreed to by Secured Party and Debtor.  All such proceeds received and to be applied by Secured Party up to the close of business on the last day of each calendar month shall be applied by Secured Party on or before the fifth business day of the next succeeding calendar month as follows (with any balance remaining after such application to be paid to Debtor):

A.           First, to the payment to Secured Party and Trustee of all outstanding or unreimbursed fees, costs and expenses incurred by Secured Party or Trustee pursuant hereto, and any part of the Secured Obligations not evidenced by written instrument, including without limitation, all charges and penalties, including interest thereon, due Secured Party;

B.            Second, to the payment or prepayment of all interest accrued on the Secured Obligations; and

C.            Third, to the payment or prepayment of the principal of the Secured Obligations in any order the Secured Party may elect from time to time;

Section 3.3             Inclusion in Sale.  Upon any sale of any of the Collateral pursuant to Article V hereof and expiration of any mandatory redemption periods, the ore, gold and Other Minerals thereafter produced from or attributed to the part of the Collateral so sold, and the proceeds thereof, shall be included in such sale and shall pass to the purchaser free and clear of the provisions of this Article III.

Section 3.4             No Liability in Secured Party.  Except for negligent acts or willful misconduct, Secured Party is hereby absolved from all liability for failure to enforce collection of any such proceeds and from all other responsibility in connection therewith, except the responsibility to account to Debtor for proceeds actually received.

Section 3.5             Rights of Secured Party.  Subject to the terms and conditions contained herein, Secured Party shall have the immediate and continuing right to demand, collect, receive and receipt for all production, proceeds and payments assigned hereunder.  In addition, Debtor agrees that, upon the request of Secured Party and following an Event of Default, it will promptly execute and deliver to Secured Party such transfer orders, payment orders, division orders and other instruments as Secured Party may deem necessary, convenient or appropriate in connection with the payment and delivery directly to Secured Party of all proceeds, production, and payments assigned hereunder.  Debtor hereby authorizes and directs that, upon the request of Secured Party and following an Event of Default, all purchasers, transporters and other parties now or hereafter purchasing mineral production produced from or allocated or attributed to the Collateral or any other interest of Debtor (whether now owned or hereafter acquired by operation of law or otherwise), in, to or relating to the Land or to any of the estates, property, rights or other interests included in the Collateral, or any part thereof, or now or hereafter having in their possession or control any production from or allocated to the Collateral or any other interest of Debtor (whether now owned or hereafter acquired by operation of law or otherwise), in, to or relating to the Land or to any of the estates, property, rights or other interests included in the Collateral, or any part thereof, or now or hereafter otherwise owing monies to Debtor under contracts and agreements herein assigned, shall, until Secured Party directs otherwise, pay and deliver such proceeds, production or amounts directly to Secured Party at Secured Party’s address set forth in the introduction to this Instrument, or in such other manner as Secured Party may direct such parties in writing, and this authorization shall continue until the assignment of production and proceeds contained herein is released and reassigned.  No payor making payments to Secured Party at its request under the assignment of production and proceeds contained herein shall have any responsibility to see to the application of any of such funds, and any party paying or delivering proceeds, production or amounts to Secured Party under such assignments shall be released thereby from any and all liability to Debtor to the full extent and amount of all payments, production or proceeds so delivered.

Section 3.6             Change of Purchaser.  Should any purchaser taking the production from the Collateral or any other interest of Debtor (whether now owned or hereafter acquired by operation of law or otherwise), in, to or relating to the Land or to any of the estates, property, rights or other interests included in the Collateral, or any part thereof, fail to make any payment promptly to Secured Party, in accordance with the assignment of production and proceeds herein made, then Secured Party, to the fullest extent permissible under applicable law, shall have the right to demand a change of purchaser and to designate another purchaser of the ore, gold and Other Minerals included in the Collateral, without any liability on the part of Secured Party in making such selection; and failure of Debtor to consent to and promptly effect such change of purchaser shall constitute an Event of Default under Article V below.

Section 3.7             No Delegation or Assumption.  Nothing in this Instrument shall be deemed or construed to create a delegation to or assumption by Secured Party, of the duties and obligations of Debtor under any agreement or contract relating to the Collateral or any portion thereof, and all of the parties to any such contract shall continue to look to Debtor for performance of all covenants and other obligations and the satisfaction of all representations, warranties, covenants, indemnities and other agreements of Debtor thereunder, notwithstanding the assignment of production and proceeds contained herein or the exercise by Secured Party, prior to foreclosure, of any of its rights hereunder or under applicable law.

Section 3.8             Cumulative.  The assignment of production and proceeds contained herein shall not be construed to limit in any way the other rights and remedies of Secured Party hereunder, including without limitation, its right to accelerate the indebtedness evidenced by the Secured Obligations upon an Event of Default and the other rights and remedies herein conferred, conferred in the other documents and instruments evidencing, securing or relating to the Secured Obligations, or conferred by operation of law.  Monies received under the assignment of production and proceeds contained herein shall not be deemed to have been applied in payment of the Secured Obligations unless and until such monies actually are applied thereto by Secured Party.

ARTICLE IV

Termination and Release

Section 4.1             Release Upon Termination.  If all of the Secured Obligations shall be paid in full and otherwise satisfied pursuant to the terms and conditions of this Instrument and the other documents and instruments evidencing, securing or relating to the Secured Obligations, and if Debtor shall have well and truly performed all of the covenants and agreements herein contained, then all of the Collateral shall revert to Debtor, the liens and security interests created by this Instrument shall terminate and Secured Party shall, promptly after the request of Debtor, execute, acknowledge and deliver to Debtor a request to the Trustee to release this Instrument, and Secured Party shall execute such other instruments as may be necessary to evidence the termination of the liens and security interests created by this Instrument.

Section 4.2             Partial Release.  No partial release from the liens and security interests created by this Instrument of any part of the Collateral by Trustee or Secured Party shall in any way alter, vary or diminish the force or effect of this Instrument or impair, release or subordinate the liens and security interests created by this Instrument on the remainder of the Collateral.

ARTICLE V

Default

Section 5.1             Events of Default.  The occurrence of any of the following events which continues five (5) Banking Days after written notice thereof by the Debtor shall constitute an event of default (“Event of Default”) and upon the occurrence thereof the liens and security interests created hereby shall be subject to foreclosure in any manner provided for herein or provided for by applicable law:

A.           Failure of Debtor to pay as and when provided herein any fee or other amount due Secured Party or Trustee under this Instrument when due;

B.            Failure of Debtor to perform or observe any covenant, agreement, indemnity, condition or provision in this Instrument;

C.            Any of Debtor’s representations or warranties made in this Instrument or any statement or certificate at any time given in writing pursuant hereto or in connection herewith shall be false or misleading in any material respect as of the date made or deemed made; or

D.           An “Event of Default” as defined in the Debenture shall occur.

Section 5.2             Treatment of Fixtures.  Upon the occurrence of any Event of Default, or at any time thereafter, if deemed appropriate by Secured Party or if required by applicable law, Secured Party may elect to treat the fixtures included in the Collateral either as real property or as personal property, or both, and proceed to exercise such rights as apply to the type of property selected.

Section 5.3             Foreclosure.  Upon the occurrence of any Event of Default, or at any time thereafter, in addition to any other rights, powers and remedies herein conferred or conferred by operation of law, Secured Party and Trustee shall have all of the rights, powers and remedies of a secured party, a mortgagee, a beneficiary under a deed of trust, and a public trustee under a deed of trust granted under applicable law.  Secured Party may, with notice, proceed by one or more actions in equity or at law for the seizure and sale of the Collateral or any portion thereof, for the foreclosure or sale of the Collateral or any portion thereof by judicial foreclosure by appropriate proceedings in any court of competent jurisdiction, by a public trustee’s sale, or in any other manner then permitted by law, for the specific performance of any covenant or agreement of Debtor herein contained or in aid of the execution of any right, power or remedy herein granted, or for the enforcement of any other appropriate equitable or legal remedy and to recover judgment against Debtor.  In furtherance, and not in limitation, thereof:

A.           Deed of Trust.  This Instrument shall constitute a trust deed under Articles 37, 38 and 39 of Title 38 of the Colorado Revised Statutes, as amended and as may be amended from time to time, or any future law containing provisions under which the sale of property securing debts is authorized or permitted; and upon an Event of Default, or any time thereafter, Trustee shall, whenever requested by Secured Party, cause the Collateral to be sold in accordance with the provisions thereof and hereof.

B.           Mortgage.  This Instrument shall also constitute a mortgage, and upon the occurrence of an Event of Default and during the continuance thereof may be foreclosed as to any of the Collateral by judicial action or in any manner then permitted by applicable law; and to the extent, if any, required to cause this Instrument to be so effective as a mortgage as well as a deed of trust, Debtor hereby mortgages the Collateral to Secured Party.

C.           Election.  Secured Party may elect to treat this Instrument, from time to time and at any time, either as a deed of trust to the public trustee or as a mortgage.  In the event a public trustee’s sale of the Collateral shall be commenced by Trustee, Secured Party may at any time before the sale of the Collateral, elect to abandon the public trustee’s sale, and Secured Party may then institute a suit for the collection of the Secured Obligations and for the foreclosure of this Instrument by judicial action.  It is agreed that if Secured Party should institute a suit for the foreclosure of this Instrument by judicial action, Secured Party may at any time before the entry of a final judgment, dismiss such suit, and then direct Trustee to cause the Collateral to be sold pursuant to a public trustee’s sale in accordance with the provisions of this Instrument.

D.           Additional Actions.  This Instrument shall also constitute and may be enforced from time to time as an assignment, chattel mortgage, contract, deed of trust, mortgage, financing statement and security agreement, and from time to time as any one or more thereof as appropriate under applicable law.  Secured Party shall be entitled to all of the rights, remedies and benefits of a secured party, mortgagee and a beneficiary granted under applicable law; and, to the fullest extent of such law, shall be entitled to enforce such rights, remedies and benefits.  Debtor intends and hereby grants to Secured Party all rights, powers and remedies accorded a secured party, mortgagee and a beneficiary under applicable law whether or not such rights, powers and remedies are expressly granted or reserved herein.

E.            Notice, Place and Manner of Sale.  Any sale of the Collateral under this Article V shall take place at such place or places and otherwise in such manner and upon such notice as may be required by law; or, in the absence of any such requirement, as Secured Party may deem appropriate.  Debtor expressly agrees that Secured Party or Trustee may offer the Collateral as a whole or in such parcels or lots as Secured Party or Trustee elects, regardless of the manner in which the Collateral may be described.

F.            Postponement of Sale.  Any sale of the Collateral conducted under this Article V may be postponed from time to time as provided by applicable law; or, in the absence of any such provisions, Secured Party may postpone the sale of the Collateral or any part thereof by public announcement at the time and place of such sale, and from time to time thereafter may further postpone such sale by public announcement made at the time of sale fixed by the preceding postponement.  Sale of a part of the Collateral will not exhaust the power of sale, and sales may be made from time to time until all Collateral is sold or the Secured Obligations are paid in full.

G.            Secured Party’s Right to Purchase.  Secured Party shall have the right to bid or to become the purchaser at any sale made pursuant to the provisions of this Article V, and shall have the right to credit upon the amount of the bid made therefor the amount payable to it out of the net proceeds of such sale.

H.           Conveyance to Purchaser.  Any lawful sale of the Collateral or any portion thereof pursuant to the provisions of this Article V will operate to divest all right, title, interest, claim and demand of Debtor in and to the property sold and will be a perpetual bar against Debtor and shall, subject to applicable law, vest title in the purchaser free and clear of all liens, security interests and encumbrances, including without limitation, liens, security interests and encumbrances junior or subordinate to the liens, security interests and encumbrances created by this Instrument.  Upon any lawful sale of the Collateral or any portion thereof pursuant to the provisions of this Article V, the receipt by Secured Party, Trustee, the sheriff or other official or party responsible for conducting the sale, shall be sufficient discharge to the purchaser or purchasers at any sale for the purchase money, and such purchaser or purchasers and the heirs, devisees, personal representatives, successors and assigns thereof shall not, after paying such purchase money and receiving such receipt of Secured Party, Trustee, the sheriff or such other official or party, be obliged to see to the application thereof or be in anywise answerable for any loss, misapplication or nonapplication thereof.  Any purchaser at a sale will, subject to mandatory redemption periods, if any, receive immediate possession of the Collateral purchased, and Debtor agrees that if Debtor retains possession of the Collateral or any part thereof subsequent to such sale, Debtor will be considered a tenant at sufferance of the purchaser, and will, if Debtor remains in possession after demand to remove, be guilty of forcible detainer, and will be subject to eviction and removal, forcible or otherwise, with or without process of law and all damages to Debtor by reason thereof are hereby expressly waived by Debtor.

Section 5.4             Personal Property.  Upon the occurrence of any Event of Default, or at any time thereafter, in addition to all other rights, powers and remedies herein conferred or conferred by operation of law, Secured Party shall have all of the rights and remedies of an assignee and secured party granted by applicable law, including without limitation, the applicable Uniform Commercial Code as then in effect, and shall, to the extent permitted by applicable law, have the right and power, but not the obligation, to take possession of the personal property included in the Collateral and any proceeds thereof wherever located, and for that purpose Secured Party may enter upon any premises on which any or all of such personal property is located and take possession of and operate such personal property or remove the same therefrom.  Secured Party may require Debtor to assemble such personal property and make it available to Secured Party at a place to be designated by Secured Party that is reasonably convenient to both parties.  The following presumptions shall exist and shall be deemed conclusive with regard to the exercise by Secured Party of any of its remedies with respect to personal property:

A.           If notice is required by applicable law, Debtor agrees that ten days’ prior written notice of the time and place of any public sale or of the time after which any private sale or any other intended disposition thereof is to be made shall be deemed reasonable notice to Debtor.  No such notice is necessary if such property is perishable, threatens to decline speedily in value or is of a type customarily sold on a recognized market.

B.           If Secured Party in good faith believes that the Securities Act of 1933 or any other state or federal law prohibits or restricts the customary manner of sale or distribution of any of such property, Secured Party may sell such property privately or in any other manner deemed advisable by Secured Party at such price or prices as Secured Party determines in its sole discretion.  Debtor recognizes that such prohibition or restriction may cause such property to have less value than it otherwise would have and that, consequently, such sale or disposition by Secured Party may result in a lower sales price than if the sale were otherwise held.

Section 5.5             Possession.  Upon the occurrence of any Event of Default, or at any time thereafter, in addition to all other rights, powers and remedies herein conferred or conferred by operation of law, Secured Party shall, to the extent not prohibited by applicable law, have the right and power, but not the obligation, to enter upon and take immediate possession of the Collateral or any portion thereof, to exclude Debtor therefrom, to hold, use, operate, manage, enjoy and control such Collateral, to make all such repairs, replacements, alterations, additions and improvements to the same as Secured Party may deem proper or expedient, to sell all of the severed and extracted ore, gold and Other Minerals included in the same subject to the provisions of Article III hereof, to demand, collect and retain all other earnings, rents, issues, profits, proceeds and other sums due or to become due with respect to such Collateral accounting for and applying to the payment of the Secured Obligations only the net earnings arising therefrom after charging against the receipts therefrom all fees, costs, expenses, charges, damages and losses incurred by reason thereof plus interest thereon without any liability to Debtor in connection therewith.  Such possession shall at once be delivered to Secured Party upon request, and on refusal or failure to so deliver possession, the delivery of such possession may be enforced by Secured Party by any appropriate civil suit or proceeding.

Section 5.6             Appointment of Receiver.  Upon the occurrence of any Event of Default, or at any time thereafter, in addition to all other rights, powers and remedies herein conferred or conferred by operation of law, Secured Party shall be entitled to the appointment of a receiver of the Collateral without the necessity of the posting of a bond or notice; and shall, to the extent not prohibited by applicable law, be entitled to such receiver as a matter of right, without regard to the solvency or insolvency of Debtor, the value or adequacy of the Collateral or the Collateral being in danger of being materially injured or reduced in value as security by removal, destruction, deterioration, accumulation of prior liens or otherwise; and such receiver may be appointed by any court of competent jurisdiction upon ex parte application, and without notice, notice being expressly waived.  Debtor does hereby consent to the appointment of such receiver or receivers, waive any and all defenses to such appointment, and agree not to oppose any application therefor by Secured Party, and agree that such appointment shall in no manner impair, prejudice or otherwise affect the rights of Secured Party under this Article V.  Nothing herein is to be construed to deprive Secured Party of any other right, remedy or privilege it may now or hereafter have under law to have a receiver appointed.  Any money advanced by Secured Party in connection with any such receivership shall be a demand obligation owing by Debtor to Secured Party.  Any such receiver shall have all powers conferred by the court appointing such receiver, which powers shall, to the extent not prohibited by applicable law include, without limitation, the right to enter upon and take immediate possession of the Collateral or any part thereof, to exclude Debtor therefrom, to hold, use, operate, manage and control such Collateral, to make all such repairs, replacements, alterations, additions and improvements to the same as such receiver or Secured Party may deem proper or expedient, to lease, sell or otherwise transfer the Collateral or any portion thereof as such receiver or Secured Party may deem proper or expedient, to lease, sell or otherwise transfer the Collateral or any portion thereof as such receiver or Secured Party may deem proper or expedient, to sell all of the severed and extracted ore, gold and Other Minerals included in the same subject to the provisions of Article III hereof, to demand and collect all of the other earnings, rents, issues, profits, proceeds and other sums due or to become due with respect to such Collateral, accounting for only the net earnings arising therefrom after charging against the receipts therefrom all fees, costs, expenses, charges, damages and losses incurred by reason thereof plus interest thereon without any liability to Debtor in connection therewith which net earnings shall be turned over by such receiver to Secured Party to be applied by Secured Party to the payment of the Secured Obligations in the order set forth in Section 5.10.

Section 5.7             Waiver by Debtor.  To the extent not prohibited by applicable law, Debtor agrees that Debtor shall not at any time have, invoke, utilize or assert any right under any laws pertaining to the marshaling of assets or liens, the sale of property in the inverse order of alienation, the exemption of homesteads, the administration of estates of decedents, appraisement, moratorium, valuation, stay, extension or redemption now or hereafter in force, and Debtor hereby waives the benefit of all such laws to the fullest extent not prohibited by applicable law.

Section 5.8             Remedies Cumulative.  All rights, powers and remedies herein conferred are cumulative, and not exclusive, of (A) any and all other rights and remedies herein conferred, (B) any and all rights, powers and remedies existing at law or in equity, and (C) any and all other rights, powers and remedies provided for in any other documents or instruments evidencing, securing or relating to the Secured Obligations, and Secured Party shall, in addition to the rights, powers and remedies herein conferred, be entitled to avail itself of all such other rights, powers and remedies as may now or hereafter exist at law or in equity for the collection of and enforcement of the Secured Obligations and the enforcement of the warranties, representations, covenants, indemnities and other agreements contained in this Instrument and the other documents and instruments evidencing, securing or relating to the Secured Obligations and the foreclosure of the liens and security interests created by this Instrument.  Each and every such right, power and remedy may be exercised from time to time and as often and in such order as may be deemed expedient by Secured Party and the exercise of any such right, power or remedy shall not be deemed a waiver of the right to exercise, at the same time or thereafter, any other right, power or remedy.  No delay or omission by Secured Party or by Trustee, the sheriff or other official or person in the exercise of any right, power or remedy will impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing.

Section 5.9             Costs and Expenses.  All fees, costs and expenses (including without limitation, attorneys’ fees and legal expenses), incurred by or on behalf of Secured Party or Trustee in protecting and enforcing their rights hereunder or incident to the enforcement of this Instrument and the liens and security interests created hereby, shall be a demand obligation owing by Debtor to Secured Party.

Section 5.10           Application of Proceeds.  The proceeds of any sale of the Collateral or any part thereof made pursuant to this Article V shall be applied as may be required by applicable law, or in the absence of any such requirements, as follows:

A.           First, to the payment of all fees, costs, expenses and penalties incident to the enforcement of this Instrument and the liens and security interests created hereby, including without limitation, the fees, costs and expenses described in Section 5.9 hereof;

B.           Second, to the payment of all fees, costs, expenses and penalties remaining unpaid under the Debenture;

C.           Third, to the payment or prepayment of accrued interest remaining unpaid on the Debenture;

D.           Fourth, to the payment or prepayment of principal remaining unpaid on the Debenture in such order as Secured Party may elect;

E.           Fifth, to the payment or prepayment of the Secured Obligations other than the Secured Obligations evidenced by the Debenture in such order as Secured Party may elect; and

F.           Sixth, the remainder, if any, shall be paid to Debtor or such other person or persons as may be legally entitled thereto.

Section 5.11           Limitation on Rights and Waivers.  All rights, powers and remedies herein conferred shall be exercisable by Trustee and Secured Party only to the extent not prohibited by applicable law; and all waivers and relinquishments of rights and similar matters shall only be effective to the extent such waivers or relinquishments are not prohibited by applicable law.

ARTICLE VI

Miscellaneous Provisions

Section 6.1             Waiver.  Any and all covenants of Debtor in this Instrument may from time to time, be waived by Secured Party by an instrument in writing signed by Secured Party to such extent and in such manner as Secured Party may desire, but no such waiver will ever affect or impair Secured Party’s rights hereunder, except to the extent specifically stated in such written instrument.  All changes to, amendments and modifications of this Instrument must be in writing and signed by Secured Party.

Section 6.2             Severability.  If any provision of this Instrument or of any of the instruments and documents evidencing, securing or relating to the Secured Obligations is invalid or unenforceable in any jurisdiction, such provision shall be fully severable from this Instrument and the other provisions hereof and of said instruments and documents shall remain in full force and effect in such jurisdiction and the remaining provisions hereof shall be liberally construed in favor of Secured Party and Trustee in order to carry out the provisions and intent hereof.  The invalidity of any provision of this Instrument in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction.

Section 6.3             Subrogation.  This Instrument is made with full substitution and subrogation of Secured Party and Trustee in and to all covenants and warranties by others heretofore given or made with respect to the Collateral or any part thereof.

Section 6.4             Financing Statement.  This Instrument shall be deemed to be and may be enforced from time to time as an assignment, contract, deed of trust, mortgage, financing statement, real estate mortgage or security agreement, and from time to time as any one or more thereof is appropriate under applicable state law.  Debtor hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Debtor at any time after the execution of this Instrument, and hereby ratifies any thereof filed prior to the execution of this Instrument.

Section 6.5             Rate of Interest.  Notwithstanding anything to the contrary contained herein, no rate of interest required hereunder or under the Secured Obligations shall exceed the maximum legal rate under applicable law, and, in the event any such rate is found to exceed such maximum legal rate, Debtor shall be required to pay only such maximum legal rate.

Section 6.6             Governing Law.  Insofar as permitted by otherwise applicable law, this Instrument shall be construed under and governed by the laws of the state of Colorado without giving effect to the conflicts of laws principles thereof.

Section 6.7             Recording.  All recording references in the Exhibits hereto are to the official real property records of the county in which the affected Land is located and in which records such documents are or in the past have been customarily recorded, whether deed records, oil and gas records, oil and gas lease records or other records.  The references in this Instrument and in the Exhibits hereto to liens, encumbrances and other burdens are for the purposes of defining the nature and extent of Debtor’s warranties and shall not be deemed to ratify, recognize or create any rights in third parties.

Section 6.8             Execution in Counterparts.  This Instrument may be executed in one or more original counterparts.  To facilitate filing and recording, there may be omitted from any counterpart the parts of Exhibit A containing specific descriptions of the Collateral that relate to land located in counties other than the county in which the particular counterpart is to be filed or recorded.  Each counterpart shall be deemed to be an original for all purposes, and all counterparts shall together constitute but one and the same instrument.

Section 6.9             Notices.  All notices given hereunder shall be in writing, shall be given by certified mail, return receipt requested, overnight courier service, telecopy, facsimile or copy delivered by hand, and, (A) if mailed, shall be deemed received three business days after having been deposited in a receptacle for United States mail, postage prepaid, (B) if delivered by overnight air courier service, shall be deemed received one business day after having been deposited with such overnight air courier service, postage prepaid, and (C) if delivered by telex, telecopy or hand delivery, shall be deemed received on the day the notice is sent if the sender thereof exercises reasonable efforts to confirm receipt thereof, in each case addressed as follows:

If to Debtor:

Hunter Bates Mining Corporation
900 IDS Center
80 South 8th Street
Minneapolis, MN  55402-8773
Attention: Mark D. Dacko
Fax. No.:  (612) 395-5276

If to Secured Party:

Cabo Drilling (America), Inc.
3rd Floor, 120 Lonsdale Avenue,
North Vancouver, BC  V7M 2E8, Canada
Attention: President
Fax. No.:  (604) 983-8056

Any party may, by written notice so delivered to the others, change the address or facsimile number to which delivery shall thereafter be made.

Section 6.10           Binding Effect.  This Instrument shall bind and inure to the benefit of the respective permitted successors and assigns of Debtor, Secured Party and Trustee.

Section 6.11           Filing.  Some of the above described goods are or are to become fixtures on the Land described in Exhibit A.  This Instrument is to be filed for record in, among other places, the real estate records of each county identified in Exhibit A.  This instrument covers fixtures, as-extracted collateral and minerals or the like or other substances of value which may be extracted from the earth and the accounts relating thereto, including accounts resulting from the sale thereof at the minehead thereof.  Debtor is the owner of an interest of record in the real estate concerned.

Executed as of the date first above written.

DEBTOR:

HUNTER BATES MINING CORPORATION
a Minnesota corporation

By:	/s/ Mark D. Dacko

Printed Name:	Mark D. Dacko
Title:	CFO

EXHIBIT A

Attached to and made a part of that certain
Deed of Trust to Public Trustee,
Mortgage, Security Agreement, Assignment,
Financing Statement and Fixture Filing,
dated as of April 27, 2009,
from Hunter Bates Mining Corporation, as Debtor,
to the Public Trustee of Gilpin County, Colorado, as Trustee,
and to and for the benefit of Cabo Drilling (America), Inc., as Secured Party

1.           Fee Simple as to the following parcels:

Parcel A-1:

The BATES LODE Mining Claim, U. S. Survey No. 224, as described in the United States Patent recorded on November 21, 1876, in Book 62 at Page 287, EXCEPTING AND EXCLUDING all town property rights upon the surface and all houses, buildings, structures, lots, blocks, streets, alleys and other municipal improvements on the surface, and all rights necessary or proper to the occupation, possession or enjoyment of the same, as excepted and excluded in the said United States Patent, County of Gilpin, State of Colorado.

Parcel A-2:

The CARR LODE Mining Claim, U. S. Survey No. 442, as described in the United States Patent recorded on August 7, 1879, in Book 68 at Page 349, EXCEPTING AND EXCLUDING therefrom any portion thereof embraced by Survey No. 173, as excepted and excluded in the said United States Patent, County of Gilpin, State of Colorado.

Parcel A-3:

Mineral rights only in and to the ELLIETH LODE Mining Claim, U. S. Survey No. 37, as described in the United States Patent recorded on June 20, 1872, in Book 53 at Page 277,
County of Gilpin, State of Colorado.

Parcel A-4:

An undivided 2/3 interest in and to the East 185 feet, being the discovery claim, and 85 feet of the West end of Claim No. 1 East of the discovery claim of the GERMAN LODE Mining Claim, U. S. Survey No. 204, the said GERMAN LODE Mining Claim being described in the United States Patent recorded on August 24, 1874, in Book 58 at Page 74, County of Gilpin, State of Colorado.

Parcel A-5:

The East 715 feet of the West 1,100 feet Claim of the GERMAN LODE Mining Claim, U. Survey No. 204, the said GERMAN LODE Mining Claim being described in the United States Patent recorded on August 24, 1874, in Book 58 at Page 74, County of Gilpin, State of Colorado.

Parcel A-6:

Surface rights only in and to that portion of the HOPE NO. 2 LODE Mining Claim, U. S. Survey No. 252, as described in the United States Patent recorded on September 16, 1970, in Book 268 at Page 311, that lies Southwest of Block 47, in the City of Central, EXCEPTING AND EXCLUDING therefrom all town property rights upon the surface, and excepting and excluding from the same all houses, buildings, structures, lots, blocks, streets, alleys or other municipal improvements, as excepted and excluded in the said United States Patent, County of Gilpin, State of Colorado.

Parcel A-7:

The HUNTER LODE Mining Claim, U. S. Survey No. 266, as described in the United States Patent recorded on June 22, 1883, in Book 93 at Page 137, EXCEPTING AND EXCLUDING therefrom all town property rights upon the surface and all houses, buildings, structures, lots, blocks, streets, alleys and other municipal improvements on the surface, and all rights necessary or proper to the occupation, possession or enjoyment of the same, as excepted and excluded in the said United States Patent, County of Gilpin, State of Colorado.

Parcel A-8:

Mineral rights in and to the KITTY LODE Mining Claim, U. S. Survey No. 734, a described in the United States Patent recorded in Book 246 at Page 437, together with that portion of the surface of the said KITTY LODE Mining Claim lying East of the railroad right of way,
EXCEPTING AND EXCLUDING therefrom any portion thereof embraced by Lots Nos. 72, 204, 252, 267, 730, and all town property rights upon the surface and all houses, buildings, structures, lots, blocks, streets, alleys and other municipal improvements on the surface, and all rights necessary or proper to the occupation, possession or enjoyment of the same, as excepted and excluded in the said United States Patent, County of Gilpin, State of Colorado.

Parcel A-9:

Mineral rights only in and to the LEAVITT LODE Mining Claim, U. S. Survey No. 76, as described in the United States Patent recorded on November 6, 1871, in Book 53 at Page 83,
EXCEPTING AND EXCLUDING any portion thereof embraced by Survey No. 37, as excepted and excluded in the said United States Patent, County of Gilpin, State of Colorado.

Parcel A-10:

Surface rights only in and to that portion of the MOSELL LODE Mining Claim, U. S. Survey No. 675, lying Northeast of the railroad right of way crossing the said MOSELL LODE Mining Claim, as the said MOSELL LODE Mining Claim is described in the United States Patent recorded on September 12, 1988, in Book 296 at Page 419, EXCEPTING AND EXCLUDING therefrom any portion thereof embraced by Mining Claims or Surveys Nos. 311, 500 and 609, as excepted and excluded in the said United States Patent, County of Gilpin, State of Colorado.

Parcel A-11

The SAXON LODE Mining Claim, U. S. Survey No. 730, as described in the United States Patent recorded in Book 296 at Page 426, EXCEPT that portion of the surface of the said SAXON LODE Mining Claim which lies between the Gregory Street and Lawrence Street rights of way, EXCEPTING AND EXCLUDING therefrom any portion thereof embraced by Mining Claims or Surveys Nos. 37, 73, 76, 204, 224, 235, 266, 276, 372 506, 590, 607 and 675 and all town property rights upon the surface and all houses, buildings, structures, lots, blocks, streets, alleys and other municipal improvements on the surface, and all rights necessary or proper to the occupation, possession or enjoyment of the same, as excepted and excluded in the said United States Patent, EXCEPT surface rights in and to that portion of the said SAXON LODE Mining Claim that is Southwest of the railroad right of way, AND EXCEPT the railroad right of way which crosses the said SAXON LODE Mining Claim, County of Gilpin, State of Colorado.

Parcel A-12:

Lots 3, 4 and 5,
Block 47,
City of Central,
County of Gilpin,
State of Colorado.

Parcel A-13:
Lots 1-11,
Block 48,
City of Central,
County of Gilpin,
State of Colorado.

Parcel A-14:
Mineral rights only in and to Lot 1,
Block 49,
City of Central,
County of Gilpin,
State of Colorado.

Parcel A-15:

Conrad Lot, City of Central, described in deed recorded in Book 150 at Page 332, to-wit: Beginning at a point on Line 5-6 of Survey No. 73, Kip Lode, whence Corner No. 5 of Survey No. 73 bears N 68 30’ E, 6.24 feet and Station No. 2 Leavitt Street bears N 5 56’ W, 297.3 feet; thence S 68 30’ W, 45.76 feet; thence S 27 W, 76 feet; thence N 86 15’ E, 82.5 feet; thence N 3 45’ W, 79.53 feet to Place of Beginning, County of Gilpin, State of Colorado.

PARCEL GROUP B:

Parcel B-1:

Mineral rights only in and to the ELLIOTT LODE Mining Claim, U. S. Survey No. 77, as described in the United States Patent recorded on November 6, 1871, in Book 53 at Page 80,
EXCEPTING AND EXCLUDING therefrom any portion thereof embraced by Survey No. 76, as excepted and excluded in the said United States Patent, County of Gilpin, State of Colorado.

Parcel B-2:

Mineral rights only in and to the HARTFORD LODE Mining Claim, U. S. Survey No. 742, as described in the United States Patent recorded on September 12, 1988, in Book 393 at Page 333,
EXCEPTING AND EXCLUDING therefrom any portion thereof embraced by Mining Claims or Surveys Nos. 56, 64, 73, 204, 235, 506, 675, 730, 734, 739, 753, and Bledsoe and Simmons Lodes, as excepted and excluded in the said United States Patent, County of Gilpin, State of Colorado.

Parcel B-3:

Mineral rights only in and to the HUNTER LODE Mining Claim, U. S. Survey No. 507, as described in the United States Patent recorded on December 16, 1881, in Book 82 at Page 12,
County of Gilpin, State of Colorado.

Parcel B-4:

Mineral rights only in and to the East 450 feet of the KIP LODE Mining Claim, U. S. Survey No. 73, and surface rights only in and to that portion of the said KIP LODE Mining Claim, U. S. Survey No. 73, that is East of the East side-line of the Ontonagon Lode Mining Claim, U. S. Survey No. 506, as the said KIP LODE Mining Claim, U. S. Survey No. 73, is described in the United States Patent recorded on November 6, 1871, in Book 53 at Page 77, EXCLUSIVE OF “ground previously conveyed, the portions of all other claims previously surveyed and patented by the United States and falling within the boundary lines hereinbefore described,” as provided in the said United States Patent, County of Gilpin, State of Colorado.

Parcel B-5:

Mineral rights only in and to the McCALLISTER LODE Mining Claim, U. S. Survey No. 235, as described in the United States Patent recorded on December 17, 1975, in Book 296 at Page 413, EXCEPTING AND EXCLUDING therefrom any portion thereof embraced by Mining Claims or Surveys Nos. 53 and 62, as excepted and excluded in the said United States Patent, County of Gilpin, State of Colorado.

Parcel B-6:

Mineral rights only in and to the ONTONAGON LODE Mining Claim, U. S. Survey No. 506, as described in the United States Patent recorded on February 28, 1892, in Book 82 at Page 40, EXCEPTING AND EXCLUDING therefrom any portion thereof embraced by Mining Claims or Surveys Nos. 37, 62, 73, 76, 204 and 235, as excepted and excluded in the said United States Patent, County of Gilpin, State of Colorado.

2.           Easement as to Parcel B-7:

A permanent easement to the German Mine site, located on the German Mining Claim, Survey #204, form Packard Street in the City of Central. This easement grants regular vehicle and truck traffic related to the German Mine site, located on the German Mining Claim Survey # 204;

And

A permanent easement to the German Mine site, located on the German Mining Claim, Survey #204, form the nearest developed street in the Mammoth Hill Planned Unit Development;

And

A surface area of 100 foot radius from the center of the German Mine Shaft, located on the German Mining Claim Survey #204, as designated for the purpose of erecting a headframe, locating a hoisthouse hoist, and usual mining equipment and to maintain an escapeway while mining the German Mining Claim is being actively pursued, County of Gilpin, State of Colorado.

3.           Lease and Option to Purchase Mammoth Property

The entire leasehold estate of Hunter Bates Mining Corporation (as a successor-in-interest of Wits Basin Precious Minerals Inc.) created by that certain Mining Lease and Option to Purchase Agreement, dated effective September 20, 2007, by and between Mammoth Hill LLC and Wits Basin Precious Minerals Inc. (the “Lease Agreement”) and as assigned to Hunter Bates Mining Corporation pursuant to that certain Assignment and Assumption of Lease and Option Agreement dated March 31, 2009 by and between Wits Basin Precious Minerals Inc., as assignor, and Hunter Bates Mining Corporation, as assignee), which Lease Agreement and exhibits thereto are attached as Schedule 1 to Exhibit A and covers the lands described therein.

SCHEDULE 1 TO EXHIBIT A

MINING LEASE AND OPTION TO PURCHASE AGREEMENT

THIS MINING LEASE AND OPTION TO PURCHASE AGREEMENT  (the “Agreement”) is dated effective the 20th day of September, 2007 (the “Effective Date”), by and between Mammoth Hill LLC (“Owner”); and Wits Basin Precious Minerals, Inc., a Minnesota corporation duly qualified to transact business in the State of Colorado (“Wits”).

RECITALS:
Owner is the  owner of those certain patented mining claims and other properties located in Gilpin County, Colorado more specifically described on Exhibit “A,” attached hereto and incorporated herein  by this reference (the “Property”); and

The parties desire to enter into an agreement whereby Wits has the exclusive right to enter on, explore for,  and, after exercise of the option herein granted, to develop, mine, remove and sell any and all ores, Minerals (as defined below) and materials located in, under or upon the Property, together with the exclusive and irrevocable right to purchase the Property, all on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth below, the parties hereto agree as follows:

1.           OWNER'S REPRESENTATIONS AND WARRANTIES.
Owner represents and warrants to Wits as follows:  that Owner is the sole owner of  and has the exclusive possession of the Property free and clear of all claims, liens, encumbrances, royalties, options, agreements or rights of third-parties whatsoever, except as specifically set forth in Exhibit B attached hereto and incorporated herein by this reference; that all necessary taxes and assessments have been timely made in accordance with all applicable local, state and federal laws; that Owner is in actual possession of the Property and knows of no claim to or possession of the Property adverse to Owner; and that Owner has the full right, power and capacity to enter into this Agreement on the terms and conditions herein contained.  Owner covenants that the status of the Property, as represented above, shall not be affected adversely because of any act or omission on the part of Owner during the term of this Agreement.  Owner and Wits hereby expressly agree and acknowledge that any title defects or breach or failure of the representations and warranties set forth above are subject to the conditions and limitations set forth in Section 7 hereof.

2.           GRANT.
Owner hereby grants to Wits the exclusive possession of and right to enter upon the Property to explore for, and after exercise of the option herein granted, to develop, mine, remove, process and sell any and all ores, Minerals or materials in, under or upon the Property.  Owner makes no warranty of title with regard to any dumps or tailings that may lie in whole or part upon the Property.  Wits shall have the right to conduct such operations, including, but not limited to,  geological, geophysical, geochemical and metallurgical work; surveying; excavating; sampling; assaying; testing; drilling; conducting feasibility studies; developing, constructing and maintaining roads, plants and sites and conducting pilot mining and processing operations, including processing by heap leach methods and including mining by open pit, strip, underground, solution mining or by any other method hereafter developed, as Wits, in its sole discretion, deems advisable for such testing and feasibility purposes; provided, however, that Wits shall not conduct commercial mining or processing operations on the Property until it has purchased the Property. Subject to Wits’ compliance with any applicable local, state and federal laws, rules and regulations, Wits shall have the right to use such resources of the Property, including, but not limited, to timber and water, as Wits in its sole discretion deems advisable for such purposes.

In addition to the foregoing, Owner hereby grants to Wits the exclusive and irrevocable option to purchase the Property and all of Owner's right, title and interest in and to the Property at any time during the term of this Agreement, in accordance with the terms of Section 5 hereof. The option to purchase shall terminate upon termination or expiration of this Agreement, unless Wits has previously exercised the option granted it herein.

The word “Minerals” as used in this Agreement shall include all minerals subject to the patent or patents by which the Property was transferred from the Federal Government to private ownership, any minerals which may have been transferred by virtue of city or town site titles  and all other minerals or substances of any nature whatsoever found in natural deposits, whether similar or dissimilar in character to the foregoing minerals, lying in, under or upon the Property that are vested, owned, or claimed by Owner. “Minerals” shall also include any dumps or tailings upon the property.

3.  TERM OF AGREEMENT.
Unless sooner terminated as hereinafter provided, the term of this Agreement shall be for a period of six (6) years from the Effective Date.

4.    ANNUAL LEASE PAYMENTS.
Wits shall pay to Owner an initial lease payment in the amount of Twenty Thousand Dollars ($20,000.00) upon the execution of this Agreement. Unless this Agreement is sooner terminated, commencing on the first anniversary of the Effective Date of this Agreement, and continuing on each subsequent anniversary of the Effective Date of this Agreement so long as this Agreement remains in effect, Wits shall pay to Owner an annual lease payment in the amount of Twenty Thousand Dollars ($20,000.00).  All payments to Owner pursuant to this Section 4 shall be a credit against and a deduction from the Purchase Price in the event Wits exercises its option to purchase the Property.

5.  OPTION TO PURCHASE.
A.  Purchase Price.  The purchase price of the Property is Eight Hundred Thousand Dollars ($800,000.00).   All lease payments made by Wits to Owner pursuant to Section 4 and, to the extent set forth in Section 7, all costs and expense incurred by Wits relating to curative title matters, shall be credited against and a deduction from the purchase price.

B.  Exercise of Option; Closing.  Wits may exercise the option to purchase granted herein at any time during the term of this Agreement by delivering written notice to Owner of its election to purchase. Promptly following receipt of the notice of the exercise of the option to purchase, Owner shall provide to Wits a preliminary title report or commitment of title insurance covering the property.  Unless extended pursuant to Section 7 hereof, closing shall take place within ninety (90) days from the date of the delivery of the preliminary title report or commitment of title insurance at a title company or escrow agent located in Denver, Colorado jointly selected by the parties. If the parties cannot agree on such selection, Wits shall select the title company or escrow agent.   At the closing, Owner shall deliver to Wits a fully executed and acknowledged Warranty Deed, in the form attached hereto as Exhibit C, conveying to Wits the Property and all of Owner’s right, title and interest in and to the Property, but reserving the Net Smelter Returns Royalty set forth therein, together with an owner's standard form policy of title insurance in the amount of the purchase price, and Wits shall pay to Owner the unpaid amount of the Purchase Price, calculated in accordance with this Section 5 and Section 7 hereof.   Owner shall execute such other documents and perform such other acts as Wits may reasonably require to effect  the transfer of the Property to Wits.  All recording fees shall be paid by Wits, and Owner shall bear the cost of any transfer taxes assessed on the conveyance. Owner shall pay the cost of the policy of title insurance.  The parties shall each pay one-half of any other costs of closing.

6.           OBLIGATIONS OF WITS.
A.  Manner of Work.  Wits agrees to perform all work on the Property in a good workmanlike and minerlike manner.  Wits will comply with all applicable laws, rules and regulations of any governmental agency, whether local, state or federal; provided, however, that Wits shall have the right at all times to contest in good faith any such laws, rules or regulations.  Wits is specifically obligated to comply with all laws, rules and regulations relating to the maintenance and reclamation of the Property to the extent that such is required for activities conducted by Wits during the term hereof. Wits shall obtain all necessary permits for its operations on the Property.  Wits shall be solely responsible for the performance of any reclamation work required on the Property as a direct result of  its operations, and is granted a limited right of entry for a period of  eighteen (18) months after termination of this Agreement for this sole purpose. Any bond posted with the State of Colorado or other agency shall be the sole responsibility of Wits. Any reclamation obligation imposed  by any permit issued to Wits shall survive termination of this Agreement.

B.           Protection from Liens.  If  Owner shall prepare and provide to Wits a notice, prepared in accordance with Colorado law, establishing that Owner is not responsible  for any liens for work, labor or materials caused to be done on the property or brought to the property by a lessee, its contractors or its sub-contractors, Wits shall prominently post such notice on the Property and shall keep the same posted throughout the term of this Agreement.  Wits shall allow no liens to remain on the Property on account of any debt for materials or services furnished to Wits for the benefit of the Property; provided, however, that Wits shall not be required to remove any such liens so long as Wits is contesting in good faith the validity or the amount thereof. If any lien, purported lien, or notice of lien is filed or attempted to be filed on the Property, Wits shall immediately: notify Owner of such filing or attempted filing; notify Owner of the basis therefore; and describe the action being taken by Wits to remove, defeat or to avoid such lien or purported lien.
C.  Liability; Insurance.  Wits shall hold Owner harmless and shall indemnify Owner against any claims, losses, and damages arising out its operations on the Property and for any acts of negligence on the part of Wits in the exercise of any of its rights pursuant to this Agreement, provided that Owner or any person or instrumentality acting on Owner's behalf shall not have been a contributing cause to the event giving rise to such claim, loss or damage.  Wits shall have no responsibility or liability for any claims or liabilities of any type whatsoever, including, but not limited to, any such claims or liabilities arising from or relating to  environmental or reclamation matters resulting from conditions existing on the Property prior to the Effective Date unless directly caused by Wits' operations or activities on the Property and Owner shall be solely responsible for all such matters; provided, however,  that Owner and Wits shall be proportionally responsible for any such claims or liabilities if the operations of Wits on the Property caused such claims or liabilities.  Wits shall at all times during the term hereof maintain at its sole expense liability insurance in the amount of not less than One Million Dollars ($1,000,000.00) covering its activities on the Property.  Owner shall be a named as an additional insured on such policy, and Wits shall provide Owner a certificate of  insurance evidencing the same.
D.  Taxes and Assessments.  Wits shall pay all taxes, assessments and other governmental charges imposed upon the Property during the term of this Agreement other than income tax or taxes, assessments or charges levied against Owner's personal property or income of Owner derived through this Agreement.  Owner shall transmit promptly to Wits any notice pertaining to such taxes, assessments and other charges which Owner may receive.  Upon termination of this Agreement, applicable taxes shall be prorated between Owner and Wits.  Wits shall be responsible for taxes assessed on any of its fixtures, improvements or personal property brought onto the Property by Wits during the term of this Agreement.

7.  TITLE DEFECTS; DEFENSE AND PROTECTION.
A.           Title Documents; Data.   Promptly following execution of this Agreement, Owner shall deliver to Wits all existing policies of title insurance, preliminary title reports and abstracts of title to the Property and copies of any existing plats or field notes of surveys thereon which Owner may have in its possession.
B.  Limitation on Title Actions by Wits.  Prior to the exercise of the option to purchase granted it herein, Wits shall not assert any claim or commence any action against Owner pertaining to the status of title to the Property or any warranties or representation made in Section 1 hereof.
C.           Title Defects, Defense and Protection.  (i) If at any time during the term of this Agreement title to the Property is contested or questioned by any person, entity or governmental agency; or (ii) if, following the exercise by Wits of the option to purchase granted it herein, in the opinion of counsel for Wits, Owner’s title to the Property or any part thereof is defective or less than as represented in Section 1; Wits shall provide notice thereof to Owner and if Owner is unable or unwilling to promptly commence action reasonably designed to correct the defects or alleged defects in title and to thereafter diligently pursue such action to completion, Wits may, but shall not be obligated to, attempt to perfect, defend or initiate litigation to protect Owner’s title.  In that event, Owner shall execute all documents and shall take such other actions as are reasonably necessary to assist Wits in its efforts to perfect, defend or protect Owner’s title.  The costs and expenses of perfecting, defending or correcting title, including, but without being limited to, the cost of attorney’s fees, costs of litigation, costs of settlement of litigation, and costs of releasing or satisfying any mortgages, liens or encumbrances, shall be paid as follows (a) With regard to the costs of defense of third party claims  incurred by Owner prior to the exercise of the Option, such costs will be borne by Owner (b) With regard to costs elected to be incurred by Wits either in the defense of pre-exercise third party claims, or in the defense or perfection of title defects after the exercise of the Option,  the first One Hundred Thousand Dollars ($100,000.00) shall be paid by Owner as a deduction from the purchase price; and (b)  amounts in excess of One Hundred Thousand Dollars ($100,000.00) shall be paid by Wits.  If title is less than as represented in Section 1, then the amounts paid by Wits shall be a credit against and deduction from the purchase price of the Property.  In the event Wits exercises the option to purchase and subsequently the provisions of subsection (ii) above are invoked, the time for closing the purchase of the Property shall be extended until such matters are resolved to the reasonable satisfaction of Wits, and appropriate adjustment made to the purchase price at closing in the manner provided above.

D.           General. – Nothing herein contained and no notice or action which may be taken under this Section shall limit or detract from the right of Wits to terminate this Agreement at any time.

8.  LESSER INTEREST PROVISIONS.
 If Owner's title to the Property (or any portion thereof) is less than the entire interest or is subject to a superior adverse interest other than the paramount title of the United States, Wits shall have the right to elect to accept such title as Owner has by giving notice of such election to Owner.  Since the payments and the purchase price payable to Owner pursuant to this Agreement are predicated upon Owner owning the entire interest in the Property free and clear of any superior adverse interests, if Owner owns less than the entire interest, or such interest is subject to a superior adverse interest, then all such payments shall be reduced proportionately.   Properties represented as being fractional interests in Exhibit A hereto shall not be deemed or regarded as insufficient by virtue of being fractional or partial interests, unless the actual interest owned is less than the fractional interest represented in Exhibit A.

9.  ENVIRONMENTAL CONDITIONS.
A.  Representations and Warranties of Owner.  Owner hereby represents and warrants to Wits as follows: that Owner has disclosed to Wits in Exhibit D, attached hereto and incorporated herein by this reference, any environmental problems or conditions which Owner has knowledge of  that exist on the Property which disclosure shall include the Phase 1 environmental report prepared at the time of the original purchase by Owner in the 1990’s; that Owner has received no notification from any local, state or federal governmental agency or body that any environmental problem or condition may exist upon the Property; and that Owner has disclosed to Wits all past environmental problems or conditions associated with the Property known to Owner, including, but not limited to, the release of any and all hazardous substances upon or within the Property, whether or not any such problem or condition may have been remedied as of the Effective Date.

B.  Representations and Warranties of Wits.  Wits hereby represents and warrants to Owner as follows: that Wits has disclosed to Owner in Exhibit E, attached hereto and incorporated herein by this reference, any environmental problems or conditions which Wits has knowledge of that exist on the Property; that Wits has received no notification from any local, state or federal governmental agency or body that any environmental problem or condition may exist upon the Property; and that Wits has disclosed to Owner all past environmental problems or conditions associated with the Property known to Wits, including, but not limited to, the release of any and all hazardous substances upon or within the Property, whether or not any such problem or condition may have been remedied as of the Effective Date. Wits disclosure hereunder shall include any Phase 1 or expanded environmental report prepared as to the Property, or as to properties owned, controlled, leased or optioned by Wits within 2500 feet of the exterior boundaries of the Property.

C.  Environmental Assessment. Absent actions or claims against Wits by third parties related to the actions of Owner or the condition of the Property on the date of this Agreement, Wits shall make no environmental claims against Owner during the option period .  If this Agreement is in effect on the date two (2) years from the Effective Date, Wits, at its cost, shall conduct or shall cause a qualified engineering or environmental firm to conduct an environmental survey or assessment of the Property designed to identify all conditions then existing on the Property which might then or in the future give rise to any environmental claim or liability or to any obligation to undertake corrective or remedial action or present or future reclamation obligations.  Such report shall contain, at a minimum:  a detailed description of each such condition: the likely activity or cause of such condition;  an estimate of the time of occurrence of such activities or conditions, including specifically whether it existed prior to the Effective Date; and a description of the remedial or corrective action likely to be required and an estimate of its cost.  Such report shall be used solely as a basis for determining the respective responsibilities of the parties with respect to reclamation and environmental matters pursuant to this Agreement.   With regard to any pre-existing adverse environmental conditions on the property  pre-dating the Option, such conditions shall be presumed to be the responsibility of Owner, unless any costs of required remediation, reclamation or response are agreed to be borne by Wits, in which case they shall be a deduction from the purchase price. With regard to any exacerbation of pre-existing environmental conditions which may be caused by the operations or activities of Wits, the report shall allocate responsibility for any required remediation, reclamation or response between Owner and Wits, in which case Owner’s share shall be a deduction from the purchase price  with the costs of required remediation, reclamation or response to be borne initially by Wits. With regard to any required remediation, response or reclamation which is required solely as a response to the activities or operations of Wits, the report shall allocate such responsibility to Wits.

The initial Phase 1 report on the property identified the presence of some mine dumps on the Property which pre-dated the acquisition by Owner. It is the intent of the parties that removal or remediation of the mine dumps shall not be a required response pursuant to the terms of this contract unless such removal or remediation is required as a response to, or, by virtue of third party demand or action. enforceable against either or both of Owner or Wits.

10.  TERMINATION; REMOVAL OF PROPERTY.
A.  Termination by Owner.  In the event Owner considers that Wits has not complied with any of its obligations hereunder, either express or implied  (other than the failure to make the annual payments provided for in Section 4),  Owner shall give notice to Wits setting forth specifically in what respect it is claimed that Wits has breached this Agreement.  The giving of such notice by Owner and the lapse of thirty (30) days after its effective date without Wits’ commencing action reasonably designed to cure the alleged breaches, and without Wits thereafter diligently completing such cure, shall be a condition precedent to any action by Owner for any cause hereunder.  Neither the service of said notice nor the doing of any acts by Wits aimed to meet all or any of the alleged breaches shall be deemed an admission or presumption that Wits has failed to perform all of its obligations hereunder.  This Agreement shall not be terminated or cancelled in whole or in part for failure of Wits to perform any express or implied obligation, other than the failure to make a payment pursuant to Section 4, until it shall have been finally judicially determined that such failure exists.  Any decree of termination shall be in the alternative, providing for termination unless Wits complies with the obligations breached within a reasonable time to be determined by the court.
B.  Failure to Make Payments.  If Wits fails to timely make a payment pursuant to Section 4, Owner shall give notice to Wits of such failure to pay and if  Wits does not make such payment within fifteen (15) days of the effective date of such notice, Owner may terminate this Agreement by delivering to Wits written notice of such termination.

C.           Termination by Wits.  Wits shall have the right to terminate this Agreement upon thirty (30) days prior notice to Owner.  Upon termination, all right, title and interest of Wits under this Agreement shall terminate and Wits shall not be required to make any further payment, the due date of which would occur on any date following the effective date of such notice of termination.  Upon termination, Wits shall be relieved of any and all further obligations set out in this Agreement except those obligations, if any, which accrue prior to such termination, specifically including, but not limited to, reclamation obligations.  Any taxes, assessments or governmental charges shall be prorated as of the termination date, and paid by Wits within thirty (30) days after written request from Owner.
D.           Removal of Property.  Upon any termination or expiration of this Agreement, Wits shall have a period of one hundred eighty (180) days from and after the effective date of termination in which to remove from the Property all of its machinery, buildings, structures, facilities, equipment and other property of every nature and description erected, placed or situated thereon by Wits, except mine timber, foundations,  supports, track and pipe placed in shafts, drifts or openings on the Property.  Any property of Wits not removed at the end of said one hundred eighty (180) day period shall become the property of Owner.  Wits shall have the right to keep a non-resident watchman on the Property during said one hundred eighty (180) day period.
E.  Delivery of Data.  Upon termination or expiration of this Agreement, Wits shall deliver to Owner all non-interpretative factual data produced as a result of Wits' operations on the Property, including, but not limited to, assays, core assay data, drill logs, assay maps, geophysical and geochemical data and any related maps, and production records.  If requested by Owner, any surviving drill core or core splits  in the original collection boxes with any labels or footage markers intact shall either be left on the Property if stored thereon or shall be made available for pick up by Owner, at Owner's cost,  for a period of one hundred eighty (180) days after termination, after which Wits may destroy or otherwise dispose of the same.  Wits makes absolutely no warranty with respect to, and shall in no manner be responsible for, the accuracy or completeness of any such data.

11.  FORCE MAJEURE.
The obligations of either  party hereunder (except for the obligation to make annual payments) shall be suspended to the extent and for the period that performance is prevented by any cause, whether foreseeable or unforeseeable, beyond its reasonable control, including, without limitation: labor disputes  (however arising and whether or not employee demands are reasonable or within the power of the party to grant); acts of God; laws, regulations, orders, proclamation, instructions or requests of any government or governmental entity; judgments or orders of any court; inability to obtain on reasonably acceptable terms and within such reasonable periods of time as are customary in the jurisdiction, any public or private license, permit or other authorization; curtailment or suspension of activities to remedy or avoid an actual or alleged, present or prospective violation of federal, state or local environmental standards; acts of war or conditions arising out of or attributable to war, whether declared or undeclared; terrorism, riot, civil strife, insurrection or rebellion; fire, explosion, earthquake, storm, flood, sink holes, drought or other adverse weather condition; delay or failure by suppliers or transporters of materials, parts, supplies, services or equipment or by contractors' or subcontractors' shortage of, or inability to obtain, labor, transportation, materials, machinery, equipment, supplies, utilities or services; accidents; breakdown of equipment, machinery or facilities; or any other cause whether similar or dissimilar to the foregoing.  The affected party shall promptly give notice to the other party of the suspension of performance, stating therein the nature of the suspension, the reasons therefor, the measures, if any, being taken to alleviate the suspension, and the expected duration thereof.  The affected party shall resume performance as soon as reasonably possible.

12.         NOTICE.
Any notices or communications required or permitted hereunder shall be in writing and shall be effective when personally delivered to or when addressed:

If to Owner:	Mammoth Hill LLC.	Copy to:	John R. Henderson
	Attn: Bill Ogg		Law Offices of John R. Henderson
	35 Wedge Way		2960 Diagonal Hwy.-Suite 207
	Littleton, CO 80123		Boulder, CO 80301

If to Wits:	Wits Basin Precious Minerals, Inc.
Attn: Stephen King, President
IDS Center, Suite 900
80 South 8th Street
Minneapolis, MN 55402

and deposited, postage prepaid, and registered or certified, return receipt requested, in the United States Mail.  Either Owner or Wits may, by notice to the other given as set forth herein, change its mailing address for purposes of future notices.

13.         TRANSFER OF INTEREST.
Any assignment of interest under this Agreement shall be made expressly subject to this Agreement and shall require the assignee to assume and agree in writing to perform all of the obligations of the assignor under this Agreement as relate to the interest assigned.  No transfer shall be effective as between the Parties until the first day of the month following the delivery to the non-transferring Party of satisfactory evidence of such transfer.

14.  ACCESS; CONFIDENTIALITY.
Owner, at its sole risk and expense, shall have access  to the Property to inspect the same upon reasonable notice to Wits and in a manner which shall not interfere with the operations of Wits.  All information provided to Owner or obtained by Owner pertaining to the activities and operations of Wits, including the terms and conditions of this Agreement, shall be maintained confidential by Owner, Owner’s attorneys and accountants and any professional advisors employed by Owner who have executed a confidentiality agreement.

15.         MEMORANDUM.
Upon the request of Wits, Owner shall execute for recording a Memorandum of this Agreement in a form sufficient under the laws of the State of Colorado to give notice to third parties of the rights granted hereunder.  This Agreement shall not be recorded.

16.  MISCELLANEOUS.
The title headings in this Agreement are inserted for convenience only and shall not be deemed to be a part of this Agreement.  This Agreement shall inure to the benefit of, and be  binding upon, the heirs, assigns, transferees, personal representatives and successors in interest of the parties hereto.  This Agreement constitutes the sole understanding of the parties with respect to the subject matter hereof and no  modification or alteration of the terms hereof shall be binding unless such modification or alteration shall be in writing, executed subsequent to the date hereof by all parties hereto.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, Owner and Wits have executed this Agreement as of the Effective Date.
"WITS"		"OWNER"
WITS BASIN PRECIOUS MINERALS, INC.		Mammoth Hill LLC

By	/s/ Stephen D. King	By	/s/ William W. Ogg
Title	CEO		Title	Manager/Member

ACKNOWLEDGMENT

STATE OF Georgia	)
) ss.
COUNTY OF Dekalb	)

The foregoing instrument was acknowledged before me this 2nd day of October, 2007 by Stephen D. King the CEO of Wits Basin Precious Metals, Inc., on behalf of the corporation.

WITNESS my hand and official seal.

/s/ Amy D. Williams
Notary Public

My Commission Expires:  Aug. 17, 2009

ACKNOWLEDGMENT

STATE OF Colorado	)
) ss.
COUNTY OF Boulder	)

The foregoing instrument was acknowledged before me this 20th day of September, 2007 by Willianm W. Ogg the Manager Member of Mammoth Hill LLC, on behalf of the corporation.

WITNESS my hand and official seal.

/s/ Sara E. Morison
Notary Public

My Commission Expire April 2, 2011

EXHIBIT A TO MINING LEASE AND OPTION
TO PURCHASE AGREEMENT

NEXT PRESIDENT LODE MINING CLAIM, SURVEY NO. 739
AS DESCRIBED IN U.S. PATENT RECORDED NOVEMBER 21, 1883 IN BOOK 93 AT PAGE 467,
EXCEPTING THEREFROM ANY PORTION THEREOF IN CONFLICT WITH SURVEY NOS. 204, 608, 675, AND 730, AS SET FORTH IN SAID U.S. PATENT,
ALSO EXCEPTING AND EXCLUDING ALL TOWN PROPERTY RIGHTS UPON THE SURFACE, AND THERE ARE HEREBY EXPRESSLY EXCEPTED AND EXCLUDED FROM THE SAME ALL HOUSES, BUILDINGS, STRUCTURES, LOTS, BLOCKS, STREETS, ALLEYS, OR OTHER MUNICIPAL IMPROVEMENTS, AS SET FORTH IN SAID U.S. PATENT, COUNTY OF GILPIN, STATE OF COLORADO.

PECK AND THOMAS LODE MINING CLAIM, SURVEY NO. 38 (DATE OF ENTRY: OCTOBER 27, 1868), AS DESCRIBED IN UNITED STATES PATENT RECORDED NOVEMBER 11, 1902, IN BOOK 103 AT PAGE 429, COUNTY OF GILPIN, STATE OF COLORADO.

SIMMONS LODE MINING CLAIM, SURVEY NO. 754
AS DESCRIBED IN U.S. PATENT RECORDED SEPTEMBER 13, 1988 IN BOOK 393 AT PAGE 316,
EXCEPTING THEREFROM ANY PORTION THEREOF IN CONFLICT WITH SURVEY NO. 739, AS SET FORTH IN SAID U.S. PATENT,
ALSO EXCEPTING AND EXCLUDING ALL TOWN PROPERTY RIGHTS UPON THE SURFACE, AND THERE ARE HERBY EXPRESSLY EXCEPTED AND EXCLUDED FROM THE SAME ALL HOUSES, BUILDINGS, STRUCTURES, LOTS, BLOCKS, STREETS, ALLEYS, OR OTHER MUNICIPAL IMPROVEMENTS, AS SET FORTH IN SAID U.S. PATENT, COUNTY OF GILPIN, STATE OF COLORADO.

WHITESIDE LODE MINING CLAIM, SURVEY NO. 954 (DATE OF ENTRY: JULY 26, 1886), AS DESCRIBED IN U.S. PATENT RECORDED JANUARY 23, 1974 IN BOOK 286 AT PAGE 115,
EXCEPTING THEREFROM ANY PORTION THEREOF IN CONFLICT WITH SURVEY NOS. 76, 424, 777, AND 879, AS SET FORTH IN SAID U.S. PATENT, COUNTY OF GILPIN, STATE OF COLORADO.

AN UNDIVIDED ½ INTEREST IN AND TO FOOT AND SIMMONS LODE MINING CLAIM, SURVEY NO. 676 (DATE OF ENTRY: AUGUST 24, 1881), AS DESCRIBED IN U.S. PATENT RECORDED JANUARY 24, 1883 IN BOOK 93 AT PAGE 105,
EXCEPTING AND EXCLUDING ALL TOWN PROPERTY RIGHTS UPON THE SURFACE AND THERE ARE HEREBY EXPRESSLY EXCEPTED AND EXCLUDED FROM THE SAME ALL HOUSES, BUILDINGS, STRUCTURES, LOTS, BLOCKS, STREETS, ALLEYS OR OTHER MUNICIPAL IMPROVEMENTS, AS SET FORTH IN SAID U.S. PATENT, COUNTY OF GILPIN, STATE OF COLORADO.

FOOT AND SIMMONS LODE MINING CLAIM, SURVEY NO. 258 (DATE OF ENTRY: MARCH 17, 1875), AS DESCRIBED IN U.S. PATENT RECORDED JANUARY 21, 1883 IN BOOK 93 AT PAGE 101,
EXCEPTING AND EXCLUDING ALL TOWN PROPERTY RIGHTS UPON THE SURFACE, AND THERE ARE HEREBY EXPRESSLY EXCEPTED AND EXCLUDED FROM THE SAME ALL HOUSES, BUILDINGS, STRUCTURES, LOTS, BLOCKS, STREETS, ALLEYS, OR OTHER MUNICIPAL IMPROVEMENTS, AS SET FORTH IN SAID U.S. PATENT, COUNTY OF GILPIN, STATE OF COLORADO.

AN UNDIVIDED 7/12 INTEREST IN AND TO BRACH LODE MINING CLAIM, SURVEY NO. 753 (DATE OF ENTRY: MAY 25, 1883), AS DESCRIBED IN U.S. PATENT RECORDED FEBRUARY 21, 1879 IN BOOK 93 AT PAGE 573,
EXCEPTING THEREFROM ANY PORTION THEREOF IN CONFLICT WITH SURVEY NOS. 38, 178, 255, 258, 609, 612, 676, 739, 754, AND 773, AS SET FORTH IN SAID U.S. PATENT,
ALSO EXCEPTING AND EXCLUDING ALL TOWN PROPERTY RIGHTS UPON THE SURFACE, AND THERE ARE HEREBY EXPRESSLY EXCEPTED AND EXCLUDED FROM THE SAME ALL HOUSES, BUILDINGS, STRUCTURES, LOTS, BLOCKS, STREETS, ALLEYS, OR OTHER MUNICIPAL IMPROVEMENTS, AS SET FORTH IN SAID U.S. PATENT, COUNTY OF GILPIN, STATE OF COLORADO.

DUMP LODE MINING CLAIM, SURVEY NO. 6875 (DATE OF ENTRY: FEBRUARY 20, 1894), AS DESCRIBED IN U.S. PATENT RECORDED AUGUST 30, 1923 IN BOOK 187 AT PAGE 189,
EXCEPTING THEREFROM ANY PORTION THEREOF IN CONFLICT WITH SURVEY NOS. 38, 212, 237A, 265, 609, 612, 753, AND 564, SAID SURVEY NO. 288 DESIGNATED AS TRACT E AND DESCRIBED AS FOLLOWS: BEGINNING AT CORNER NO. 1 OF SAID SURVEY NO. 288 SOUTH 36°53’ WEST 336.4 FEET FROM CORNER NO. 1 OF SAID LOT 6875; THENCE NORTH 40°18’ WEST 50 FEET TO CORNER NO. 2 OF SAID SURVEY NO. 288; THENCE NORTH 44°45’ EAST 99 FEET TO CORNER NO. 3 OF SAID SURVEY NO. 288; THENCE SOUTH 45°15’ EAST 50 FEET TO CORNER NO. 4 OF SAID SURVEY NO. 288; THENCE SOUTH 44°45’ WEST 101 FEET TO CORNER NO. 1 THE PLACE OF BEGINNING, AND SAID SURVEY NO. 297 DESIGNATED AS TRACT F DESCRIBED AS FOLLOWS:  BEGINNING AT CORNER NO. 1 OF SAID SURVEY NO. 297; THENCE NORTH 45°15’ WEST 50 FEET TO CORNER NO. 2 OF SAID SURVEY NO. 297; THENCE NORTH 44°45’ EAST 100 FEET TO CORNER NO. 3 OF SAID SURVEY NO. 297; THENCE SOUTH 45°15’ EAST 15 FEET TO CORNER NO. 4 OF SAID SURVEY NO. 297, AT SOUTH 25°15’ WEST 139.66 FEET FROM CORNER NO. 1 OF SAID LOT NO. 6875; THENCE SOUTH 44°45’ WEST 100 FEET TO CORNER NO. 1, THE PLACE OF BEGINNING, AS SET FORTH IN SAID U.S. PATENT,
ALSO EXCEPTING THEREFROM ALL THAT PORTION OF GROUND INCLUDED IN THE DUMP LODE SURVEY NO. 6875 WHICH LIES WITHIN THE BOUNDARIES OF THE CITY OF BLACK HAWK, AS DESCRIBED IN DEED RECORDED IN BOOK 135 AT PAGE 447, COUNTY OF GILPIN, STATE OF COLORADO.

THE EAST 904 FEET OF MOSELL LODE MINING CLAIM, SURVEY NO. 675

AS DESCRIBED IN U.S. PATENT RECORDED SEPTEMBER 12, 1988 IN BOOK 296 AT PAGE 419,
EXCEPTING THEREFROM ANY PORTION THEREOF IN CONFLICT WITH SURVEY NOS. 311, 500, AND 609, AS SET FORTH IN SAID U.S. PATENT, COUNTY OF GILPIN, STATE OF COLORADO.

HOPE NO. 2 LODE MINING CLAIM, SURVEY NO. 252, AS DESCRIBED IN U.S. PATENT RECORDED IN BOOK 268 AT PAGE 311,
EXCEPTING AND EXCLUDING ALL TOWN PROPERTY RIGHTS UPON THE SURFACE, AND THERE ARE HEREBY EXPRESSLY EXCEPTED AND EXCLUDED FROM THE SAME ALL HOUSES, BUILDINGS, STRUCTURES, LOTS, BLOCKS, STREETS, ALLEYS, OR OTHER MUNICIPAL IMPROVEMENTS, AS SET FORTH IN SAID U.S. PATENT,
ALSO EXCEPTING THEREFROM THE SURFACE OF ANY PORTION LYING NORTHEASTERLY OF BLOCK 47 IN THE CITY OF CENTRAL, COUNTY OF GILPIN, STATE OF COLORADO.

NEW LODE, CITY TITLE, CITY OF CENTRAL, DESCRIBED IN DEED RECORDED FEBRUARY 12, 1894 IN BOOK 122 AT PAGE 12, TO-WIT:  BEGINNING AT THE NORTHEASTERLY CORNER BACK OF CLAIM, WHENCE CORNER NO. 4 SURVEY NO. 754 SIMMONS LODE BEING A GRANITE STONE 36X9X3 INCHES IN SIZE SET IN THE GROUND WITH A MOUND OF STONES MARKED “4-754” BEARS S. 68°E. 100 FEET, MARYLAND MOUNTAIN BEARS N.9°30’W.; THENCE S.49°45’W. 1500 FEET; THENCE S.40°15’E. 150 FEET; THENCE N.49°45’E. 1500 FEET; THENCE N.40°15’W. 150 FEET TO THE PLACE OF BEGINNING,
EXCLUSIVE OF MINERAL SURVEYS AND ALL MUNICIPAL IMPROVEMENTS AS FOLLOWS, TO-WIT:  SURVEY NOS. 609 BRIGHTON, 612 WATERBURY, 739 NEXT PRESIDENT, 754 SIMMONS, 742 HARTFORD, 753 BRANCH, 758 BROOKLYN EAGLE, AND 6875 DUMP LODE MINING CLAIMS, LOTS 13, 14, AND 15, IN BLOCK 46, SNELL AND GLASSON LOTS, COUNTY OF GILPIN, STATE OF COLORADO.

LA VIDA MINING COMPANY TRACT, AS DESCRIBED IN DEED RECORDED MAY 2, 1934 IN BOOK 61 AT PAGE 443, TO-WIT: “THAT UNPLATTED PORTION OF CITY GROUND LYING BETWEEN LINES 2-3-4 OF THE CORA H. LODE MINING CLAIM SURVEY 668, AND LINE 1-4 OF THE MINNESOTA LODE MINING CLAIM SURVEY 729 AND THE EAST LINE OF LOTS 13 TO 18 INCLUSIVE IN BLOCK 18 AND LOTS 1 AND 2 INCLUSIVE IN BLOCK 19,
EXCLUDING THAT PORTION OF LAND COVERED BY COLORADO STREET IN ADDITION THE UNPLATTED LOTS FRONTING ON COLORADO STREET BETWEEN LINES 1-4 OF THE MINNESOTA LODE MINING CLAIM SURVEY 729 AND THE SOUTH EAST SIDE LINE OF THE OURAY LODE MINING CLAIM SURVEY 726,” CITY OF CENTRAL COUNTY OF GILPIN, STATE OF COLORADO.

PORTION OF SURFACE ON JEAN LODE MINING CLAIM, AS DESCRIBED IN DEED TO CLARENCE K. COLVIN, RECORDED NOVEMBER 11, 1899 IN BOOK 122 AT PAGE 80, TO-WIT:  “SURFACE GROUND ON THE JEAN LODE MINING CLAIM.  BEGINNING AT THE NORTHEASTERLY CORNER OF THE SAID CLAIM WHENCE CORNER NO. 4 SURVEY NO. 640 FREEDOM LODE BEING A GRANITE STONE SET IN THE GROUND AND MARKED “4/640” BEARS S.35°27’W. 290.4 FEET; THENCE S.37°30’ WEST. 1500 FEET; THENCE N. 37°30’E. 1500 FEET; THENCE S.53°E. 150 FEET TO THE PLACE OF BEGINNING.  THIS DEED IS MEANT TO CONVEY ALL THAT PORTION OF THE SAID JEAN LODE WITHIN THE CITY OF CENTRAL, EXCLUSIVE OF ITS CONFLICT WITH SURVEY NOS. 640 FREEDOM, 441 RIALTO, 481 CLIPPER LODES ALSO CHESTER AND MAMIE LODES AND ALL CITY LOTS,” CITY OF CENTRAL
COUNTY OF GILPIN, STATE OF COLORADO.

LOTS 14 AND 15,
BLOCK 46,
CITY OF CENTRAL,
COUNTY OF GILPIN,
STATE OF COLORADO

AKA GLASSON TRACT
commencing at a point one hundred ninety feet (190’) south of the s.w. corner of the east abutment of the railroad bridge across PACKARD GULCH AND RUNNING THENCE SOUTHERLY ALONG THE EAST LINE OF PACKARD STREET EIGHTY (80’) THENCE EASTERLY ONE HUNDRED FEET (100’), THENCE NORTHERLY EIGHTY FEET (80’) THENCE WESTERLY ONE HUNDRED FEET (100’) TO PLACE OF BEGINNING,
COUNTY OF GILPIN,
STATE OF COLORADO.

Any and all interest of Owner in and to the right-of-way and bed for the old Colrado & Southern railroad as conveyed by deed recorded at Book 589, pages 417-420 as may lie within the boundaries of the claims, lots and parcels heretofore described in this Exhibit A to Mining lease and Option to Purchase Agreement.

Subject to easements and rights of way of record or revealed on surface inspection.

EXHIBIT B TO MINING LEASE AND OPTION TO PURCHASE AGREEMENT

1.           Taxes for the current year, including all taxes now or heretofore assessed, due or payable. A) The subject property may be located in a special taxing district; B) A certificate of Taxes due listing each taxing jurisdiction may be obtained from the County Treasurer or the County Treasurer’s authorized agent; C) Information regarding special districts and the boundaries of such district may be obtained from the Board of County Commissioners, the County Clerk and Recorder, or the County Assessor.

2.           All reservations or exceptions contained in U.S. Mineral Patents as recorded, including, but not limited to the following:

Reservations as contained in United States Patent for the FOOT & SIMMONS Lode, Survey No. 258, recorded in Book 93 at Page 101 providing as follows:
That the grant is restricted to one vein or lode with the surface ground as described therein and that any other vein or lode, should such exist, shall be excepted and excluded.
Subject to the right of an adjoining proprietor of a vein or lode to extract and remove his ore therefrom, should the same be found to penetrate or intersect the premises.
Subject to vested and accrued water rights for mining, agriculture, manufacturing or other purposes and rights to ditches and reservoirs used in connection with such water rights.
Subject to the laws of the State of Colorado for working the mine, involving easements, drainage and other necessary means to complete development.

Reservations as contained in United States Patent for the FOOT & SIMMONS Lode, Survey No. 676, recorded in Book 93 at Page 105 providing as follows:
That the Mineral Survey Lot No. 258 is excluded therefrom.
That the grant is restricted to one vein or lode with the surface ground as described therein and that any other vein or lode, should such exist, shall be excepted and excluded.
Subject to the right of an adjoining proprietor of a vein or lode to extract and remove his ore therefrom, should the same be found to penetrate or intersect the premises.
Subject to vested and accrued water rights for mining, agriculture, manufacturing or other purposes and rights to ditches and reservoirs used in connection with such water rights.
Subject to the laws of the State of Colorado for working the mine, involving easements, drainage and other necessary means to complete development.

Reservations as contained in United States Patent for the NEXT PRESIDENT Lode, recorded in Book 93 at Page 467, providing as follows:
That the Mineral Survey Lot(s) No. 204, 608, 675 and 730 are excluded therefrom.
That the grant is restricted to one vein or lode with the surface ground as described therein and that any other vein or lode, should such exist, shall be excepted and excluded.
Subject to the right of an adjoining proprietor of a vein or lode to extract and remove his ore therefrom, should the same be found to penetrate or intersect the premises.
Subject to vested and accrued water rights for mining, agriculture, manufacturing or other purposes and rights to ditches and reservoirs used in connection with such water rights.

Subject to the laws of the State of Colorado for working the mine, involving easements, drainage and other necessary means to complete development.

Reservations as contained in United States Patent for the BRANCH Lode, recorded in Book 93 at Page 573 providing as follows:
That the Mineral Survey Lot(s) No. 38, 255, 258, 609, 612, 676, 728, 739, 742 and 754 are excluded therefrom.
That the grant is restricted to one vein or lode with the surface ground as described therein and that any other vein or lode, should such exist, shall be excepted and excluded.
Subject to the right of an adjoining proprietor of a vein or lode to extract and remove his ore therefrom, should the same be found to penetrate or intersect the premises.
Subject to vested and accrued water rights for mining, agriculture, manufacturing or other purposes and rights to ditches and reservoirs used in connection with such water rights.
Subject to the laws of the State of Colorado for working the mine, involving easements, drainage and other necessary means to complete development.

Reservations as contained in United States Patent for the PECK AND THOMAS Lode, recorded in Book 103 at Page 429 providing as follows:
That the grant is restricted to one vein or lode with the surface ground as described therein and that any other vein or lode, should such exist, shall be excepted and excluded.
Subject to the right of an adjoining proprietor of a vein or lode to extract and remove his ore therefrom, should the same be found to penetrate or intersect the premises.
Subject to the laws of the State of Colorado for working the mine, involving easements, drainage and other necessary means to complete development.

Reservations as contained in United States Patent for the DUMP Lode, recorded in Book 187 at Page 189 providing as follows:
That the Mineral Survey Lot(s) No. 38, 212, 237A, 265, 288, 564, 609, 612 and 763 are excluded therefrom.
That the grant is restricted to one vein or lode with the surface ground as described therein and that any other vein or lode, should such exist, shall be excepted and excluded.
Subject to the right of an adjoining proprietor of a vein or lode to extract and remove his ore therefrom, should the same be found to penetrate or intersect the premises.
Subject to the laws of the State of Colorado for working the mine, involving easements, drainage and other necessary means to complete development.
Subject to vested and accrued water rights for mining, agriculture, manufacturing or other purposes and rights to ditches and reservoirs used in connection with such water rights.

Reservations as contained in United States Patent for the WHITESIDE Lode, recorded in Book 286 at Page 115 providing as follows:
That the Mineral Survey Lot(s) No. 76, 424, 777 and 879 are excluded therefrom.
Subject to the right of an adjoining proprietor of a vein or lode to extract and remove his ore therefrom, should the same be found to penetrate or intersect the premises.
Subject to vested and accrued water rights for mining, agriculture, manufacturing or other purposes and rights to ditches and reservoirs used in connection with such water rights.

Subject to the laws of the State of Colorado for working the mine, involving easements, drainage and other necessary means to complete development.

Reservations as contained in United States Patent for the MOSELL Lode, recorded in Book 296 at Page 419 and in Book 393 at Page 309 providing as follows:
That the Mineral Survey Lot(s) No. 311, 500 and 609 are excluded therefrom.
That the grant is restricted to one vein or lode with the surface ground as described therein and that any other vein or lode, should such exist, shall be excepted and excluded.
Subject to the right of an adjoining proprietor of a vein or lode to extract and remove his ore therefrom, should the same be found to penetrate or intersect the premises.
Subject to vested and accrued water rights for mining, agriculture, manufacturing or other purposes and rights to ditches and reservoirs used in connection with such water rights.
Subject to the laws of the State of Colorado for working the mine, involving easements, drainage and other necessary means to complete development.

Reservations as contained in United States Patent for the SIMMONS Lode, recorded in Book 393 at Page 316 providing as follows:
That the grant is restricted to one vein or lode with the surface ground as described therein and that any other vein or lode, should such exist, shall be excepted and excluded.
Subject to the right of an adjoining proprietor of a vein or lode to extract and remove his ore therefrom, should the same be found to penetrate or intersect the premises.
Subject to the laws of the State of Colorado for working the mine, involving easements, drainage and other necessary means to complete development.
Subject to vested and accrued water rights for mining, agriculture, manufacturing or other purposes and rights to ditches and reservoirs used in connection with such water rights.

Reservations and exceptions contained in Deed for the NEW Lode from the City of Central recorded in Book 122 at Page 12, providing that Surveys No. 609, 612, 739, 742, 753, 758 and 6875 and Lots 13, 14, and 15 in Block 46, and the Snell and Glasson lots are excluded thereform.

Reservations as contained in United States Patent for the HOPE NO. 2 Lode, recorded in Book 393 at Page 302 providing as follows:
That the surface thereof is excluded therefrom.
That the grant is restricted to one vein or lode with the surface ground as described therein and that any other vein or lode, should such exist, shall be excepted and excluded.
Subject to the right of an adjoining proprietor of a vein or lode to extract and remove his ore therefrom, should the same be found to penetrate or intersect the premises.
Subject to the laws of the State of Colorado for working the mine, involving easements, drainage and other necessary means to complete development.
Subject to vested and accrued water rights for mining, agriculture, manufacturing or other purposes and rights to ditches and reservoirs used in connection with such water rights.

3.           Reservations and exceptions contained in United States Patent recorded July 21, 1876 in Book 62 at Page 193, providing substantially as follows:  “That no title shall be hereby acquired to any mine of gold, silver, cinnabar or copper or to any valid mining claim or possession held under existing laws.”

4.           Subject to an easement and right of way for the Colorado and Southern Railroad as depicted on maps on file at Gilpin County, other than for any portion re-conveyed to Grantor herein by that certain deed recorded in Book 589 at Page 417, Recorded of Gilpin County, Colorado, which re-conveyed segments lying within the named properties herein conveyed are intended to pass to Grantee herein.

5.           Subject to those rights of way for roads and roadways as depicted on the Map of the City of Central on file at Gilpin County.

6.           Any lien or right of way by reason of inclusion of the subject property within the Black Hawk-Central City Water and Sanitation District.

7.           All reservations and exceptions contained in the patents for lots of Blocks or Tracts within the City of Central, County of Gilpin, State of Colorado.

8.           Any exceptions or reservations contained in the Central City Townsite patents for Lots 14 and 15, Block 46, City of Central.

Exhibit C to Mining Lease and Option to Purchase Agreement
MINING DEED

THIS MINING DEED, dated effective the 20th day of September, 2007, is by and between Mammoth Hill LLC (herein “Grantor”); and Wits Basin Precious Minerals, Inc., a Minnesota corporation authorized to transact business in Colorado (herein “Wits”).

Grantor, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged,  hereby grants, bargains, sells and conveys unto Wits, its successors and assigns all the right, title and interest  in and to the patented mining claims and other properties situated in Gilpin County, Colorado more particularly described in Exhibit A, attached hereto and incorporated herein by this reference (herein the "Property"), TOGETHER WITH  all mines, minerals, mineral substances, metals, ores, ore bearing and other mineral materials and all water and water rights (if any) on, under, appurtenant to or in any way pertaining to the Property.  To have and to hold the Property granted and conveyed unto Wits, its successors and assigns, subject only to the reservation to Grantor of the "Net Smelter Returns" royalty set forth below.

Grantor hereby warrants and covenants to Wits that the Property is free and clear of all liens, claims, encumbrances and burdens of any type whatsoever and Grantor warrants the title against all persons whomsoever., subject only to the matters set forth in Exhibit B, attached hereto and incorporated herein by this reference.

There is expressly reserved unto Grantor, its successor and assigns a two percent (2.0%) "Net Smelter Returns" royalty, the amount of which and the computation and determination of which are all as more particularly set forth in Exhibit C, attached hereto and incorporated herein by this reference.

 IN WITNESS WHEREOF, Grantor has executed this MINING DEED effective as of the day and year set forth above.

GRANTOR:
Mammoth Hill LLC

By	/s/ William W. Ogg
Its	Manager/Member

ACKNOWLEDGMENT

STATE OF Colorado	)
) ss
COUNTY OF Boulder	)

The foregoing instrument was acknowledged before me this 20th day of September, 2007 by William W. Ogg, the Manager Member of Mammoth Hill LLC, who acknowledged that the above instrument was executed on behalf of the LLC.

/s/ Sara E. Morison
Notary Public

My Commission Expires: April 21, 2011

EXHIBIT A
TO
MINING DEED

NEXT PRESIDENT LODE MINING CLAIM, SURVEY NO. 739
AS DESCRIBED IN U.S. PATENT RECORDED NOVEMBER 21, 1883 IN BOOK 93 AT PAGE 467,
EXCEPTING THEREFROM ANY PORTION THEREOF IN CONFLICT WITH SURVEY NOS. 204, 608, 675, AND 730, AS SET FORTH IN SAID U.S. PATENT,
ALSO EXCEPTING AND EXCLUDING ALL TOWN PROPERTY RIGHTS UPON THE SURFACE, AND THERE ARE HEREBY EXPRESSLY EXCEPTED AND EXCLUDED FROM THE SAME ALL HOUSES, BUILDINGS, STRUCTURES, LOTS, BLOCKS, STREETS, ALLEYS, OR OTHER MUNICIPAL IMPROVEMENTS, AS SET FORTH IN SAID U.S. PATENT, COUNTY OF GILPIN, STATE OF COLORADO.

PECK AND THOMAS LODE MINING CLAIM, SURVEY NO. 38 (DATE OF ENTRY: OCTOBER 27, 1868), AS DESCRIBED IN UNITED STATES PATENT RECORDED NOVEMBER 11, 1902, IN BOOK 103 AT PAGE 429, COUNTY OF GILPIN, STATE OF COLORADO.

SIMMONS LODE MINING CLAIM, SURVEY NO. 754
AS DESCRIBED IN U.S. PATENT RECORDED SEPTEMBER 13, 1988 IN BOOK 393 AT PAGE 316,
EXCEPTING THEREFROM ANY PORTION THEREOF IN CONFLICT WITH SURVEY NO. 739, AS SET FORTH IN SAID U.S. PATENT,
ALSO EXCEPTING AND EXCLUDING ALL TOWN PROPERTY RIGHTS UPON THE SURFACE, AND THERE ARE HERBY EXPRESSLY EXCEPTED AND EXCLUDED FROM THE SAME ALL HOUSES, BUILDINGS, STRUCTURES, LOTS, BLOCKS, STREETS, ALLEYS, OR OTHER MUNICIPAL IMPROVEMENTS, AS SET FORTH IN SAID U.S. PATENT, COUNTY OF GILPIN, STATE OF COLORADO.

WHITESIDE LODE MINING CLAIM, SURVEY NO. 954 (DATE OF ENTRY: JULY 26, 1886), AS DESCRIBED IN U.S. PATENT RECORDED JANUARY 23, 1974 IN BOOK 286 AT PAGE 115,
EXCEPTING THEREFROM ANY PORTION THEREOF IN CONFLICT WITH SURVEY NOS. 76, 424, 777, AND 879, AS SET FORTH IN SAID U.S. PATENT, COUNTY OF GILPIN, STATE OF COLORADO.

AN UNDIVIDED ½ INTEREST IN AND TO FOOT AND SIMMONS LODE MINING CLAIM, SURVEY NO. 676 (DATE OF ENTRY: AUGUST 24, 1881), AS DESCRIBED IN U.S. PATENT RECORDED JANUARY 24, 1883 IN BOOK 93 AT PAGE 105,
EXCEPTING AND EXCLUDING ALL TOWN PROPERTY RIGHTS UPON THE SURFACE AND THERE ARE HEREBY EXPRESSLY EXCEPTED AND EXCLUDED FROM THE SAME ALL HOUSES, BUILDINGS, STRUCTURES, LOTS, BLOCKS, STREETS, ALLEYS OR OTHER MUNICIPAL IMPROVEMENTS, AS SET FORTH IN SAID U.S. PATENT, COUNTY OF GILPIN, STATE OF COLORADO.

FOOT AND SIMMONS LODE MINING CLAIM, SURVEY NO. 258 (DATE OF ENTRY: MARCH 17, 1875), AS DESCRIBED IN U.S. PATENT RECORDED JANUARY 21, 1883 IN BOOK 93 AT PAGE 101,
EXCEPTING AND EXCLUDING ALL TOWN PROPERTY RIGHTS UPON THE SURFACE, AND THERE ARE HEREBY EXPRESSLY EXCEPTED AND EXCLUDED FROM THE SAME ALL HOUSES, BUILDINGS, STRUCTURES, LOTS, BLOCKS, STREETS, ALLEYS, OR OTHER MUNICIPAL IMPROVEMENTS, AS SET FORTH IN SAID U.S. PATENT, COUNTY OF GILPIN, STATE OF COLORADO.

AN UNDIVIDED 7/12 INTEREST IN AND TO BRACH LODE MINING CLAIM, SURVEY NO. 753 (DATE OF ENTRY: MAY 25, 1883), AS DESCRIBED IN U.S. PATENT RECORDED FEBRUARY 21, 1879 IN BOOK 93 AT PAGE 573,
EXCEPTING THEREFROM ANY PORTION THEREOF IN CONFLICT WITH SURVEY NOS. 38, 178, 255, 258, 609, 612, 676, 739, 754, AND 773, AS SET FORTH IN SAID U.S. PATENT,
ALSO EXCEPTING AND EXCLUDING ALL TOWN PROPERTY RIGHTS UPON THE SURFACE, AND THERE ARE HEREBY EXPRESSLY EXCEPTED AND EXCLUDED FROM THE SAME ALL HOUSES, BUILDINGS, STRUCTURES, LOTS, BLOCKS, STREETS, ALLEYS, OR OTHER MUNICIPAL IMPROVEMENTS, AS SET FORTH IN SAID U.S. PATENT, COUNTY OF GILPIN, STATE OF COLORADO.

DUMP LODE MINING CLAIM, SURVEY NO. 6875 (DATE OF ENTRY: FEBRUARY 20, 1894), AS DESCRIBED IN U.S. PATENT RECORDED AUGUST 30, 1923 IN BOOK 187 AT PAGE 189,
EXCEPTING THEREFROM ANY PORTION THEREOF IN CONFLICT WITH SURVEY NOS. 38, 212, 237A, 265, 609, 612, 753, AND 564, SAID SURVEY NO. 288 DESIGNATED AS TRACT E AND DESCRIBED AS FOLLOWS: BEGINNING AT CORNER NO. 1 OF SAID SURVEY NO. 288 SOUTH 36°53’ WEST 336.4 FEET FROM CORNER NO. 1 OF SAID LOT 6875; THENCE NORTH 40°18’ WEST 50 FEET TO CORNER NO. 2 OF SAID SURVEY NO. 288; THENCE NORTH 44°45’ EAST 99 FEET TO CORNER NO. 3 OF SAID SURVEY NO. 288; THENCE SOUTH 45°15’ EAST 50 FEET TO CORNER NO. 4 OF SAID SURVEY NO. 288; THENCE SOUTH 44°45’ WEST 101 FEET TO CORNER NO. 1 THE PLACE OF BEGINNING, AND SAID SURVEY NO. 297 DESIGNATED AS TRACT F DESCRIBED AS FOLLOWS:  BEGINNING AT CORNER NO. 1 OF SAID SURVEY NO. 297; THENCE NORTH 45°15’ WEST 50 FEET TO CORNER NO. 2 OF SAID SURVEY NO. 297; THENCE NORTH 44°45’ EAST 100 FEET TO CORNER NO. 3 OF SAID SURVEY NO. 297; THENCE SOUTH 45°15’ EAST 15 FEET TO CORNER NO. 4 OF SAID SURVEY NO. 297, AT SOUTH 25°15’ WEST 139.66 FEET FROM CORNER NO. 1 OF SAID LOT NO. 6875; THENCE SOUTH 44°45’ WEST 100 FEET TO CORNER NO. 1, THE PLACE OF BEGINNING, AS SET FORTH IN SAID U.S. PATENT,
ALSO EXCEPTING THEREFROM ALL THAT PORTION OF GROUND INCLUDED IN THE DUMP LODE SURVEY NO. 6875 WHICH LIES WITHIN THE BOUNDARIES OF THE CITY OF BLACK HAWK, AS DESCRIBED IN DEED RECORDED IN BOOK 135 AT PAGE 447, COUNTY OF GILPIN, STATE OF COLORADO.

2

THE EAST 904 FEET OF MOSELL LODE MINING CLAIM, SURVEY NO. 675
AS DESCRIBED IN U.S. PATENT RECORDED SEPTEMBER 12, 1988 IN BOOK 296 AT PAGE 419,
EXCEPTING THEREFROM ANY PORTION THEREOF IN CONFLICT WITH SURVEY NOS. 311, 500, AND 609, AS SET FORTH IN SAID U.S. PATENT, COUNTY OF GILPIN, STATE OF COLORADO.

HOPE NO. 2 LODE MINING CLAIM, SURVEY NO. 252, AS DESCRIBED IN U.S. PATENT RECORDED IN BOOK 268 AT PAGE 311,
EXCEPTING AND EXCLUDING ALL TOWN PROPERTY RIGHTS UPON THE SURFACE, AND THERE ARE HEREBY EXPRESSLY EXCEPTED AND EXCLUDED FROM THE SAME ALL HOUSES, BUILDINGS, STRUCTURES, LOTS, BLOCKS, STREETS, ALLEYS, OR OTHER MUNICIPAL IMPROVEMENTS, AS SET FORTH IN SAID U.S. PATENT,
ALSO EXCEPTING THEREFROM THE SURFACE OF ANY PORTION LYING NORTHEASTERLY OF BLOCK 47 IN THE CITY OF CENTRAL, COUNTY OF GILPIN, STATE OF COLORADO.

NEW LODE, CITY TITLE, CITY OF CENTRAL, DESCRIBED IN DEED RECORDED FEBRUARY 12, 1894 IN BOOK 122 AT PAGE 12, TO-WIT:  BEGINNING AT THE NORTHEASTERLY CORNER BACK OF CLAIM, WHENCE CORNER NO. 4 SURVEY NO. 754 SIMMONS LODE BEING A GRANITE STONE 36X9X3 INCHES IN SIZE SET IN THE GROUND WITH A MOUND OF STONES MARKED “4-754” BEARS S. 68°E. 100 FEET, MARYLAND MOUNTAIN BEARS N.9°30’W.; THENCE S.49°45’W. 1500 FEET; THENCE S.40°15’E. 150 FEET; THENCE N.49°45’E. 1500 FEET; THENCE N.40°15’W. 150 FEET TO THE PLACE OF BEGINNING,
EXCLUSIVE OF MINERAL SURVEYS AND ALL MUNICIPAL IMPROVEMENTS AS FOLLOWS, TO-WIT:  SURVEY NOS. 609 BRIGHTON, 612 WATERBURY, 739 NEXT PRESIDENT, 754 SIMMONS, 742 HARTFORD, 753 BRANCH, 758 BROOKLYN EAGLE, AND 6875 DUMP LODE MINING CLAIMS, LOTS 13, 14, AND 15, IN BLOCK 46, SNELL AND GLASSON LOTS, COUNTY OF GILPIN, STATE OF COLORADO.

LA VIDA MINING COMPANY TRACT, AS DESCRIBED IN DEED RECORDED MAY 2, 1934 IN BOOK 61 AT PAGE 443, TO-WIT: “THAT UNPLATTED PORTION OF CITY GROUND LYING BETWEEN LINES 2-3-4 OF THE CORA H. LODE MINING CLAIM SURVEY 668, AND LINE 1-4 OF THE MINNESOTA LODE MINING CLAIM SURVEY 729 AND THE EAST LINE OF LOTS 13 TO 18 INCLUSIVE IN BLOCK 18 AND LOTS 1 AND 2 INCLUSIVE IN BLOCK 19,
EXCLUDING THAT PORTION OF LAND COVERED BY COLORADO STREET IN ADDITION THE UNPLATTED LOTS FRONTING ON COLORADO STREET BETWEEN LINES 1-4 OF THE MINNESOTA LODE MINING CLAIM SURVEY 729 AND THE SOUTH EAST SIDE LINE OF THE OURAY LODE MINING CLAIM SURVEY 726,” CITY OF CENTRAL COUNTY OF GILPIN, STATE OF COLORADO.

3

PORTION OF SURFACE ON JEAN LODE MINING CLAIM, AS DESCRIBED IN DEED TO CLARENCE K. COLVIN, RECORDED NOVEMBER 11, 1899 IN BOOK 122 AT PAGE 80, TO-WIT:  “SURFACE GROUND ON THE JEAN LODE MINING CLAIM.  BEGINNING AT THE NORTHEASTERLY CORNER OF THE SAID CLAIM WHENCE CORNER NO. 4 SURVEY NO. 640 FREEDOM LODE BEING A GRANITE STONE SET IN THE GROUND AND MARKED “4/640” BEARS S.35°27’W. 290.4 FEET; THENCE S.37°30’ WEST. 1500 FEET; THENCE N. 37°30’E. 1500 FEET; THENCE S.53°E. 150 FEET TO THE PLACE OF BEGINNING.  THIS DEED IS MEANT TO CONVEY ALL THAT PORTION OF THE SAID JEAN LODE WITHIN THE CITY OF CENTRAL, EXCLUSIVE OF ITS CONFLICT WITH SURVEY NOS. 640 FREEDOM, 441 RIALTO, 481 CLIPPER LODES ALSO CHESTER AND MAMIE LODES AND ALL CITY LOTS,” CITY OF CENTRAL
COUNTY OF GILPIN, STATE OF COLORADO.

LOTS 14 AND 15,
BLOCK 46,
CITY OF CENTRAL,
COUNTY OF GILPIN,
STATE OF COLORADO

AKA GLASSON TRACT
commencing at a point one hundred ninety feet (190’) south of the s.w. corner of the east abutment of the railroad bridge across PACKARD GULCH AND RUNNING THENCE SOUTHERLY ALONG THE EAST LINE OF PACKARD STREET EIGHTY (80’) THENCE EASTERLY ONE HUNDRED FEET (100’), THENCE NORTHERLY EIGHTY FEET (80’) THENCE WESTERLY ONE HUNDRED FEET (100’) TO PLACE OF BEGINNING,
COUNTY OF GILPIN,
STATE OF COLORADO.

Any and all interest of Owner in and to the right-of-way and bed for the old Colrado & Southern railroad as conveyed by deed recorded at Book 589, pages 417-420 as may lie within the boundaries of the claims, lots and parcels heretofore described in this Exhibit A to Mining lease and Option to Purchase Agreement.

Subject to easements and rights of way of record or revealed on surface inspection.

4

EXHIBIT B
TO
MINING DEED

1.           Taxes for the current year, including all taxes now or heretofore assessed, due or payable. A) The subject property may be located in a special taxing district; B) A certificate of Taxes due listing each taxing jurisdiction may be obtained from the County Treasurer or the County Treasurer’s authorized agent; C) Information regarding special districts and the boundaries of such district may be obtained from the Board of County Commissioners, the County Clerk and Recorder, or the County Assessor.

2.           All reservations or exceptions contained in U.S. Mineral Patents as recorded, including, but not limited to the following:

Reservations as contained in United States Patent for the FOOT & SIMMONS Lode, Survey No. 258, recorded in Book 93 at Page 101 providing as follows:
That the grant is restricted to one vein or lode with the surface ground as described therein and that any other vein or lode, should such exist, shall be excepted and excluded.
Subject to the right of an adjoining proprietor of a vein or lode to extract and remove his ore therefrom, should the same be found to penetrate or intersect the premises.
Subject to vested and accrued water rights for mining, agriculture, manufacturing or other purposes and rights to ditches and reservoirs used in connection with such water rights.
Subject to the laws of the State of Colorado for working the mine, involving easements, drainage and other necessary means to complete development.

Reservations as contained in United States Patent for the FOOT & SIMMONS Lode, Survey No. 676, recorded in Book 93 at Page 105 providing as follows:
That the Mineral Survey Lot No. 258 is excluded therefrom.
That the grant is restricted to one vein or lode with the surface ground as described therein and that any other vein or lode, should such exist, shall be excepted and excluded.
Subject to the right of an adjoining proprietor of a vein or lode to extract and remove his ore therefrom, should the same be found to penetrate or intersect the premises.
Subject to vested and accrued water rights for mining, agriculture, manufacturing or other purposes and rights to ditches and reservoirs used in connection with such water rights.
Subject to the laws of the State of Colorado for working the mine, involving easements, drainage and other necessary means to complete development.

Reservations as contained in United States Patent for the NEXT PRESIDENT Lode, recorded in Book 93 at Page 467, providing as follows:
That the Mineral Survey Lot(s) No. 204, 608, 675 and 730 are excluded therefrom.
That the grant is restricted to one vein or lode with the surface ground as described therein and that any other vein or lode, should such exist, shall be excepted and excluded.
Subject to the right of an adjoining proprietor of a vein or lode to extract and remove his ore therefrom, should the same be found to penetrate or intersect the premises.

Subject to vested and accrued water rights for mining, agriculture, manufacturing or other purposes and rights to ditches and reservoirs used in connection with such water rights.
Subject to the laws of the State of Colorado for working the mine, involving easements, drainage and other necessary means to complete development.

Reservations as contained in United States Patent for the BRANCH Lode, recorded in Book 93 at Page 573 providing as follows:
That the Mineral Survey Lot(s) No. 38, 255, 258, 609, 612, 676, 728, 739, 742 and 754 are excluded therefrom.
That the grant is restricted to one vein or lode with the surface ground as described therein and that any other vein or lode, should such exist, shall be excepted and excluded.
Subject to the right of an adjoining proprietor of a vein or lode to extract and remove his ore therefrom, should the same be found to penetrate or intersect the premises.
Subject to vested and accrued water rights for mining, agriculture, manufacturing or other purposes and rights to ditches and reservoirs used in connection with such water rights.
Subject to the laws of the State of Colorado for working the mine, involving easements, drainage and other necessary means to complete development.

Reservations as contained in United States Patent for the PECK AND THOMAS Lode, recorded in Book 103 at Page 429 providing as follows:
That the grant is restricted to one vein or lode with the surface ground as described therein and that any other vein or lode, should such exist, shall be excepted and excluded.
Subject to the right of an adjoining proprietor of a vein or lode to extract and remove his ore therefrom, should the same be found to penetrate or intersect the premises.
Subject to the laws of the State of Colorado for working the mine, involving easements, drainage and other necessary means to complete development.

Reservations as contained in United States Patent for the DUMP Lode, recorded in Book 187 at Page 189 providing as follows:
That the Mineral Survey Lot(s) No. 38, 212, 237A, 265, 288, 564, 609, 612 and 763 are excluded therefrom.
That the grant is restricted to one vein or lode with the surface ground as described therein and that any other vein or lode, should such exist, shall be excepted and excluded.
Subject to the right of an adjoining proprietor of a vein or lode to extract and remove his ore therefrom, should the same be found to penetrate or intersect the premises.
Subject to the laws of the State of Colorado for working the mine, involving easements, drainage and other necessary means to complete development.
Subject to vested and accrued water rights for mining, agriculture, manufacturing or other purposes and rights to ditches and reservoirs used in connection with such water rights.

Reservations as contained in United States Patent for the WHITESIDE Lode, recorded in Book 286 at Page 115 providing as follows:
That the Mineral Survey Lot(s) No. 76, 424, 777 and 879 are excluded therefrom.

Subject to the right of an adjoining proprietor of a vein or lode to extract and remove his ore therefrom, should the same be found to penetrate or intersect the premises.
Subject to vested and accrued water rights for mining, agriculture, manufacturing or other purposes and rights to ditches and reservoirs used in connection with such water rights.
Subject to the laws of the State of Colorado for working the mine, involving easements, drainage and other necessary means to complete development.

Reservations as contained in United States Patent for the MOSELL Lode, recorded in Book 296 at Page 419 and in Book 393 at Page 309 providing as follows:
That the Mineral Survey Lot(s) No. 311, 500 and 609 are excluded therefrom.
That the grant is restricted to one vein or lode with the surface ground as described therein and that any other vein or lode, should such exist, shall be excepted and excluded.
Subject to the right of an adjoining proprietor of a vein or lode to extract and remove his ore therefrom, should the same be found to penetrate or intersect the premises.
Subject to vested and accrued water rights for mining, agriculture, manufacturing or other purposes and rights to ditches and reservoirs used in connection with such water rights.
Subject to the laws of the State of Colorado for working the mine, involving easements, drainage and other necessary means to complete development.

Reservations as contained in United States Patent for the SIMMONS Lode, recorded in Book 393 at Page 316 providing as follows:
That the grant is restricted to one vein or lode with the surface ground as described therein and that any other vein or lode, should such exist, shall be excepted and excluded.
Subject to the right of an adjoining proprietor of a vein or lode to extract and remove his ore therefrom, should the same be found to penetrate or intersect the premises.
Subject to the laws of the State of Colorado for working the mine, involving easements, drainage and other necessary means to complete development.
Subject to vested and accrued water rights for mining, agriculture, manufacturing or other purposes and rights to ditches and reservoirs used in connection with such water rights.

Reservations and exceptions contained in Deed for the NEW Lode from the City of Central recorded in Book 122 at Page 12, providing that Surveys No. 609, 612, 739, 742, 753, 758 and 6875 and Lots 13, 14, and 15 in Block 46, and the Snell and Glasson lots are excluded thereform.

Reservations as contained in United States Patent for the HOPE NO. 2 Lode, recorded in Book 393 at Page 302 providing as follows:
That the surface thereof is excluded therefrom.
That the grant is restricted to one vein or lode with the surface ground as described therein and that any other vein or lode, should such exist, shall be excepted and excluded.
Subject to the right of an adjoining proprietor of a vein or lode to extract and remove his ore therefrom, should the same be found to penetrate or intersect the premises.
Subject to the laws of the State of Colorado for working the mine, involving easements, drainage and other necessary means to complete development.

Subject to vested and accrued water rights for mining, agriculture, manufacturing or other purposes and rights to ditches and reservoirs used in connection with such water rights.

3.           Reservations and exceptions contained in United States Patent recorded July 21, 1876 in Book 62 at Page 193, providing substantially as follows:  “That no title shall be hereby acquired to any mine of gold, silver, cinnabar or copper or to any valid mining claim or possession held under existing laws.”

4.           Subject to an easement and right of way for the Colorado and Southern Railroad as depicted on maps on file at Gilpin County, other than for any portion re-conveyed to Grantor herein by that certain deed recorded in Book 589 at Page 417, Recorded of Gilpin County, Colorado, which re-conveyed segments lying within the named properties herein conveyed are intended to pass to Grantee herein.

5.           Subject to those rights of way for roads and roadways as depicted on the Map of the City of Central on file at Gilpin County.

6.           Any lien or right of way by reason of inclusion of the subject property within the Black Hawk-Central City Water and Sanitation District.

7.           All reservations and exceptions contained in the patents for lots of Blocks or Tracts within the City of Central, County of Gilpin, State of Colorado.

8.           Any exceptions or reservations contained in the Central City Townsite patents for Lots 14 and 15, Block 46, City of Central.

EXHIBIT C TO MINING DEED

The “Net Smelter Returns” royalty reserved to Grantor in the Mining Deed to which this Exhibit is attached shall mean the production royalty reserved to Grantor, the amount of which, the method and manner of computation of which and the obligations of Wits concerning which are as follows:

A.  ROYALTY PAYMENTS
1.  Production Royalty.  Wits shall pay to GRANTOR a production royalty in the amount of two percent (2%) of the Net Smelter Returns derived by Wits from the sale of ores, minerals, concentrates, specimens  and other mineral materials mined and marketed by Wits from the Property.

2.  Definitions.
(a)  The term "Property" shall mean the patented mining claims and other properties situated in Gilpin County, Colorado more particularly described in Exhibit A to the Mining Deed to which this Exhibit C is attached.
(b)  The term “Net Smelter Returns” shall mean the total dollar value of returns received by Wits from the smelter, refinery or other purchaser from the sale of ores, minerals, concentrates, specimens and other mineral materials mined and marketed by Wits from the Property after deductions for all of the following:

i.
Smelting, refining, roasting, custom milling or other processing costs (but not milling performed by Wits or its affiliates), treatment charges and penalties including, but without being limited to, metal losses, penalties for impurities and charges for refining, roasting, custom milling or other processing (but not milling performed by Wits or its affiliates), selling, handling, transporting and insuring ores, minerals or other mineral product from smelter, refinery or other processing facility to a purchaser or further processor; provided, however, that in the case of leaching operations or other solution mining techniques where the metal being treated is precipitated or otherwise directly derived from such leach or solution, all processing and recovery costs incurred by Wits beyond the point at which the metal being treated is in solution shall be considered as treatment charges, and therefore deductible, to the point of producing dore or other marketable product;

ii.
Cost of handling, transporting and insuring ores, minerals and mineral products other than concentrates from the Property to the point of delivery to a purchaser or to a refinery, smelter, custom mill, roaster, concentrator or other place of treatment situated off the Property;

iii.
Cost of handling, transporting and insuring concentrates from a concentrator or mill, whether such concentrator or mill is situated on or off the Property, to a purchaser or to a refinery, smelter, custom mill, roaster or other place of treatment; and

iv.	Production taxes, severance taxes and sales, privilege and other taxes (other than income taxes measured by production or value of production).

In the event smelting, refining, or processing of ores, minerals or materials from the Property is carried out in custom toll facilities owned or controlled, in whole or in part, by Wits, then charges, costs and penalties for such smelting, refining or processing shall mean the amount Wits would have incurred if such smelting, refining or processing were carried out at facilities not owned or controlled by Wits then offering comparable services for comparable products on prevailing terms.

B.  GENERAL PROVISIONS
1.  Computation and Payment of Royalty.  For the purposes of computing the Net Smelter Returns royalty, Wits shall, in accordance with sound mining and metallurgical practices, sample, weight and measure by volumetric survey, truck factors or other suitable methods all ores, minerals or mineral materials mined and removed from the Property.  In order to do so, Wits shall develop an assay and sampling plan designed to systematically sample ores or other mineral materials mined from the Property.  Sampling of ores from the Property shall take place prior to the mixing of ores from the Property with any other ores, waste or mineral material. The assay and sampling plan shall be designed to sample ores at a time, place and in a manner to indicate within a reasonable range of  probability, the metal content of the ores mined from the Property.  The sampling plan shall be periodically evaluated using sound mining and metallurgical practices to insure that it is yielding results which are representative, and fair to both parties.  Following such sampling, Wits may mix such ores, minerals and mineral materials with ores, minerals and mineral materials from lands other than the Property.  Payment to Grantor shall be made within thirty (30) days after the end of the calendar quarter during which Wits actually received Net Smelter Returns.  Such payments shall be accompanied by a statement showing in reasonable detail the derivation and computation of such payments. Wits’ computation of production royalty payments, as reflected in the statements furnished to Grantor, shall be deemed correct and binding on Grantor unless Grantor shall dispute the correctness thereof in writing within one (1) year after receipt by Grantor of such statement.  Wits shall permit Grantor to inspect, during such one (1) year period, at Grantor’s expense, the books and records of Wits which are pertinent to the determination of the production royalty payable herein at any reasonable time during normal business hours, provided such inspection is conducted by Grantor or by an accounting firm of recognized standing, at least one of whose members is a member of the American Institute of Certified Public Accountants, and provided such inspection does not unreasonably interfere with the operations or procedures of Wits.  Such records shall include the haulage records by weight and date, and the results of the systematic sampling program for each lot of ore where such ore was later mixed with  ores, waste or mineral materials from lands other than the Property.    Wits shall be held to a standard of good faith and fair dealing in the calculation and payment of the royalty hereunder.

2.  Confidentiality.  Grantor shall not, without the prior written consent of Wits, which shall not be unreasonably withheld, knowingly disclose to any third party any data or information obtained hereunder which is not generally available to the public; provided, however, Grantor may disclose data or information so obtained if required for compliance with laws, rules, regulations or orders of a governmental agency or stock exchange, or in the preparation of any necessary tax statements to state, local or Federal governments, and then only to the extent of the information that must be disclosed by law or regulation.

3.  Hedging Transactions.  All profits and losses resulting from Wits engaging in any commodity futures trading, option trading, or metals trading, or any combination thereof, or any other hedging transactions designed to avoid possible losses or obtain possible gains due to metal price fluctuations, and all profits or losses associated therewith, shall be solely for the account of Wits. In like manner, all ores, concentrates, specimens and other mineral products shall be deemed sold at prevailing market prices for such materials and commodities, and any contract, option or hedge requiring the delivery of such mineral products at less than prevailing prices shall not result in the payment of a lesser royalty to Grantor.

4.  No Implied Covenant.  Wits shall have no obligations with respect to the royalty reserved to Grantor other than to make the payments specifically set forth in Section B hereof if, as and when the same become due and payable and the reservation by Grantor of the Net Smelter Returns royalty shall impose no obligations upon Wits, express or implied, to conduct any exploration, development or mining operations upon the Property, it being the intent of the Grantor in reserving the Net Smelter Returns royalty that Wits shall have the sole discretion to determine the time, method, manner and rate of conducting any operations on the Property.  If Wits commences to mine and sell minerals, ores or materials from the Property it may at any time and from time to time cease its operations on the Property.  The terms and conditions hereof shall not be construed to create, expressly or by implication, a joint venture, mining partnership, commercial partnership, or other partnership relationship between Grantor and Wits.

5.  Payment; Notice to Grantor.   Grantor shall provide Wits written notice designating the name and address of a single bank or other similar institutional depository to which all payments, notices or communications required or permitted to be made by Wits shall be made and the party so designated by Grantor shall be deemed to be the agent of Grantor for the purposes of receiving, disbursing and distributing all such notices, communications or payments.  Any payment, notice or communication to Grantor shall be effective when personally delivered to or when deposited in the United States mail, postage prepaid, certified or registered, and properly addressed to the party so designated.  Any payment required to be made by Wits may be made in currency or by draft or by check, at the option of Wits, and upon the making of such payment to the party designated by Grantor, Wits shall be relieved of any responsibility for the distribution of such payment to Grantor, its successors and assigns.  Grantor may, upon 30-days written notice to Wits, designate a successor bank or institutional depository.

Exhibit D to Mining Lease and Option to Purchase Agreement

MAMMOTH HILL ENVIRONMENTAL DISCLOSURES

Mammoth Hill, LLC has made the following environmental disclosures:

1. Mammoth Hill, LLC has provided Wits with a copy of an environmental Phase I Report dated March 1994, which report was prepared at the time of Mammoth Hill, LLC’s original purchase of properties including the Property the subject of this Agreement.

2. Mammoth Hill, LLC and its principals have no knowledge of environmental conditions on the property other than as disclosed in the Phase I Report provided, have received no notification from any local, state or federal governmental agency about any environmental condition or problem on the Property, and have disclosed in the form of the Phase I Report all known environmental conditions or problems associated with the Property, including, but not limited to, the release of any and all hazardous substances upon or within the Property, known to Mammoth Hill, LLC or its principals.

Exhibit E to Mining Lease and Option to Purchase Agreement

Environmental Disclosure of Wits

The Mammoth Hill claims lie in the Central City/Clear Creek Superfund site, which encompasses the approximately 400-square-mile watershed of Clear Creek. Superfund is a program of the U.S. Environmental Protection Agency that cleans up abandoned hazardous waste sites. The Central City/Clear Creek Superfund site’s EPA Comprehensive Environmental Response, Compensation, and Liability Information System (CERCLIS) Site ID number is COD980717557. It was first listed in 1983. Within this Superfund site, Operable Unit 4 has been designated as the North Fork of Clear Creek and its tributaries, an area which includes the Mammoth Hill claims. A Record of Decision for cleanup of OU4 was signed in September, 2004, and remediation work continues at present.

The water quality of Clear Creek has been affected by historic mining activities: according to the EPA, “abandoned mines produce acidic metal-rich water that drains into the river. Piles of mine tailings located along or near the river’s bank erode or leach metals into the water.” This is a concern because Clear Creek serves as a drinking water source for communities downstream. The primary contaminants of concern are arsenic and lead. EPA and the Colorado Department of Public Health and Environment have instituted a number of remediation activities, including controlling contamination from surface sediment and treating contaminated water. This work has included capping old shafts and adits. Wits Basin is aware of some Superfund remediation work done on the Mammoth Hill claims, including capped shafts at the Next President, Dump, and Foot & Simmons mines.

Wits Basin has not been notified of any specific environmental contamination on or from the Mammoth Hill claims. However, the company is aware that historic mine workings and mining waste piles exist on the properties and that these may contribute acidic metal-rich water to the North Fork of Clear Creek. Wits Basin is not aware of any other environmental issues on the Mammoth Hill claims.

More detailed information on the Clear Creek/Central City Superfund site can be found on web sites of the EPA (http://www.epa.gov/region08/superfund/co/ccclearcreek/) and the Colorado Department of Public Health and Environment (http://www.cdphe.state.co.us/HM/ClearCreek/index.htm).

MEMORANDUM OF

MINING LEASE AND OPTION TO PURCHASE AGREEMENT

Notice is hereby given that pursuant to that certain Mining Lease and Option to Purchase Agreement (therein and herein referred to as the “Agreement”), dated effective September 20th, 2007, Mammoth Hill LLC (therein and herein referred to as “Owner”) has granted and hereby grants unto Wits Basin Precious Minerals Inc., a Minnesota corporation qualified to do business in Colorado (therein and herein referred to as “Wits”) the exclusive possession of and right to enter upon to explore and develop the real property situated in Gilpin County, Colorado more particularly described in Exhibit A, attached hereto and incorporated herein by this reference, TOGETHER WITH the exclusive right and option to purchase the real property described in said Exhibit A, all as more fully set forth in the Agreement.

The term of the Agreement is for a period of six (6) years from the effective date thereof, unless sooner terminated pursuant to the terms thereof.

The terms and provisions of the Agreement are hereby fully incorporated into this Memorandum by this reference and are hereby made a part hereof.

Fully executed copies of the Agreement are in the possession of Owner, whose address is c/o Mr. Bill Ogg, 35 Wedge Way, Littleton, Colorado 80123, and Wits, whose address is Wits Basin Precious Minerals Inc., Attn: Stephen King, IDS Center, Suite 900, 80 South 8th Street, Minneapolis, Minnesota 55402.

IN WITNESS WHEREOF, the parties have executed this Memorandum of Mining Lease and Option to Purchase Agreement effective as of the date set forth above.

“WITS”		“OWNER”
WITS BASIN PRECIOUS MINERALS INC.		Mammoth Hill LLC

By	/s/ Stephen D. King	By	/s/ William W. Ogg
Title	CEO	Title	Manager/Member

STATE OF Georgia	)
) ss.
COUNTY OF Dekalb	)

The foregoing instrument was acknowledged before me this 2nd day of October, 2007 by ____________ the ______________________ of Wits Basin Precious Minerals Inc., on behalf of the corporation.

WITNESS my hand and official seal.

/s/ Amy D. Williams
Notary Public

My Commission Expires:  Aug 17, 2009

STATE OF Colorado	)
) ss.
COUNTY OF Boulder	)

The foregoing instrument was acknowledged before me this 20th day of September, 2007 by William W. Ogg the Manager Member of Mammoth Hill LLC, on behalf of the corporation.

WITNESS my hand and official seal.

/s/ Sara E. Morison
Notary Public

My Commission Expires: April 2, 2011

Exhibit A
to
Memorandum of Mining Lease and Option to Purchase Agreement

NEXT PRESIDENT LODE MINING CLAIM, SURVEY NO. 739
AS DESCRIBED IN U.S. PATENT RECORDED NOVEMBER 21, 1883 IN BOOK 93 AT PAGE 467,
EXCEPTING THEREFROM ANY PORTION THEREOF IN CONFLICT WITH SURVEY NOS. 204, 608, 675, AND 730, AS SET FORTH IN SAID U.S. PATENT,
ALSO EXCEPTING AND EXCLUDING ALL TOWN PROPERTY RIGHTS UPON THE SURFACE, AND THERE ARE HEREBY EXPRESSLY EXCEPTED AND EXCLUDED FROM THE SAME ALL HOUSES, BUILDINGS, STRUCTURES, LOTS, BLOCKS, STREETS, ALLEYS, OR OTHER MUNICIPAL IMPROVEMENTS, AS SET FORTH IN SAID U.S. PATENT, COUNTY OF GILPIN, STATE OF COLORADO.

PECK AND THOMAS LODE MINING CLAIM, SURVEY NO. 38 (DATE OF ENTRY: OCTOBER 27, 1868), AS DESCRIBED IN UNITED STATES PATENT RECORDED NOVEMBER 11, 1902, IN BOOK 103 AT PAGE 429, COUNTY OF GILPIN, STATE OF COLORADO.

SIMMONS LODE MINING CLAIM, SURVEY NO. 754
AS DESCRIBED IN U.S. PATENT RECORDED SEPTEMBER 13, 1988 IN BOOK 393 AT PAGE 316,
EXCEPTING THEREFROM ANY PORTION THEREOF IN CONFLICT WITH SURVEY NO. 739, AS SET FORTH IN SAID U.S. PATENT,
ALSO EXCEPTING AND EXCLUDING ALL TOWN PROPERTY RIGHTS UPON THE SURFACE, AND THERE ARE HERBY EXPRESSLY EXCEPTED AND EXCLUDED FROM THE SAME ALL HOUSES, BUILDINGS, STRUCTURES, LOTS, BLOCKS, STREETS, ALLEYS, OR OTHER MUNICIPAL IMPROVEMENTS, AS SET FORTH IN SAID U.S. PATENT, COUNTY OF GILPIN, STATE OF COLORADO.

WHITESIDE LODE MINING CLAIM, SURVEY NO. 954 (DATE OF ENTRY: JULY 26, 1886), AS DESCRIBED IN U.S. PATENT RECORDED JANUARY 23, 1974 IN BOOK 286 AT PAGE 115,
EXCEPTING THEREFROM ANY PORTION THEREOF IN CONFLICT WITH SURVEY NOS. 76, 424, 777, AND 879, AS SET FORTH IN SAID U.S. PATENT, COUNTY OF GILPIN, STATE OF COLORADO.

AN UNDIVIDED ½ INTEREST IN AND TO FOOT AND SIMMONS LODE MINING CLAIM, SURVEY NO. 676 (DATE OF ENTRY: AUGUST 24, 1881), AS DESCRIBED IN U.S. PATENT RECORDED JANUARY 24, 1883 IN BOOK 93 AT PAGE 105,
EXCEPTING AND EXCLUDING ALL TOWN PROPERTY RIGHTS UPON THE SURFACE AND THERE ARE HEREBY EXPRESSLY EXCEPTED AND EXCLUDED FROM THE SAME ALL HOUSES, BUILDINGS, STRUCTURES, LOTS, BLOCKS, STREETS, ALLEYS OR OTHER MUNICIPAL IMPROVEMENTS, AS SET FORTH IN SAID U.S. PATENT, COUNTY OF GILPIN, STATE OF COLORADO.

FOOT AND SIMMONS LODE MINING CLAIM, SURVEY NO. 258 (DATE OF ENTRY: MARCH 17, 1875), AS DESCRIBED IN U.S. PATENT RECORDED JANUARY 21, 1883 IN BOOK 93 AT PAGE 101,
EXCEPTING AND EXCLUDING ALL TOWN PROPERTY RIGHTS UPON THE SURFACE, AND THERE ARE HEREBY EXPRESSLY EXCEPTED AND EXCLUDED FROM THE SAME ALL HOUSES, BUILDINGS, STRUCTURES, LOTS, BLOCKS, STREETS, ALLEYS, OR OTHER MUNICIPAL IMPROVEMENTS, AS SET FORTH IN SAID U.S. PATENT, COUNTY OF GILPIN, STATE OF COLORADO.

AN UNDIVIDED 7/12 INTEREST IN AND TO BRACH LODE MINING CLAIM, SURVEY NO. 753 (DATE OF ENTRY: MAY 25, 1883), AS DESCRIBED IN U.S. PATENT RECORDED FEBRUARY 21, 1879 IN BOOK 93 AT PAGE 573,
EXCEPTING THEREFROM ANY PORTION THEREOF IN CONFLICT WITH SURVEY NOS. 38, 178, 255, 258, 609, 612, 676, 739, 754, AND 773, AS SET FORTH IN SAID U.S. PATENT,
ALSO EXCEPTING AND EXCLUDING ALL TOWN PROPERTY RIGHTS UPON THE SURFACE, AND THERE ARE HEREBY EXPRESSLY EXCEPTED AND EXCLUDED FROM THE SAME ALL HOUSES, BUILDINGS, STRUCTURES, LOTS, BLOCKS, STREETS, ALLEYS, OR OTHER MUNICIPAL IMPROVEMENTS, AS SET FORTH IN SAID U.S. PATENT, COUNTY OF GILPIN, STATE OF COLORADO.

DUMP LODE MINING CLAIM, SURVEY NO. 6875 (DATE OF ENTRY: FEBRUARY 20, 1894), AS DESCRIBED IN U.S. PATENT RECORDED AUGUST 30, 1923 IN BOOK 187 AT PAGE 189,
EXCEPTING THEREFROM ANY PORTION THEREOF IN CONFLICT WITH SURVEY NOS. 38, 212, 237A, 265, 609, 612, 753, AND 564, SAID SURVEY NO. 288 DESIGNATED AS TRACT E AND DESCRIBED AS FOLLOWS: BEGINNING AT CORNER NO. 1 OF SAID SURVEY NO. 288 SOUTH 36°53’ WEST 336.4 FEET FROM CORNER NO. 1 OF SAID LOT 6875; THENCE NORTH 40°18’ WEST 50 FEET TO CORNER NO. 2 OF SAID SURVEY NO. 288; THENCE NORTH 44°45’ EAST 99 FEET TO CORNER NO. 3 OF SAID SURVEY NO. 288; THENCE SOUTH 45°15’ EAST 50 FEET TO CORNER NO. 4 OF SAID SURVEY NO. 288; THENCE SOUTH 44°45’ WEST 101 FEET TO CORNER NO. 1 THE PLACE OF BEGINNING, AND SAID SURVEY NO. 297 DESIGNATED AS TRACT F DESCRIBED AS FOLLOWS:  BEGINNING AT CORNER NO. 1 OF SAID SURVEY NO. 297; THENCE NORTH 45°15’ WEST 50 FEET TO CORNER NO. 2 OF SAID SURVEY NO. 297; THENCE NORTH 44°45’ EAST 100 FEET TO CORNER NO. 3 OF SAID SURVEY NO. 297; THENCE SOUTH 45°15’ EAST 15 FEET TO CORNER NO. 4 OF SAID SURVEY NO. 297, AT SOUTH 25°15’ WEST 139.66 FEET FROM CORNER NO. 1 OF SAID LOT NO. 6875; THENCE SOUTH 44°45’ WEST 100 FEET TO CORNER NO. 1, THE PLACE OF BEGINNING, AS SET FORTH IN SAID U.S. PATENT,
ALSO EXCEPTING THEREFROM ALL THAT PORTION OF GROUND INCLUDED IN THE DUMP LODE SURVEY NO. 6875 WHICH LIES WITHIN THE BOUNDARIES OF THE CITY OF BLACK HAWK, AS DESCRIBED IN DEED RECORDED IN BOOK 135 AT PAGE 447, COUNTY OF GILPIN, STATE OF COLORADO.

2

THE EAST 904 FEET OF MOSELL LODE MINING CLAIM, SURVEY NO. 675
AS DESCRIBED IN U.S. PATENT RECORDED SEPTEMBER 12, 1988 IN BOOK 296 AT PAGE 419,
EXCEPTING THEREFROM ANY PORTION THEREOF IN CONFLICT WITH SURVEY NOS. 311, 500, AND 609, AS SET FORTH IN SAID U.S. PATENT, COUNTY OF GILPIN, STATE OF COLORADO.

HOPE NO. 2 LODE MINING CLAIM, SURVEY NO. 252, AS DESCRIBED IN U.S. PATENT RECORDED IN BOOK 268 AT PAGE 311,
EXCEPTING AND EXCLUDING ALL TOWN PROPERTY RIGHTS UPON THE SURFACE, AND THERE ARE HEREBY EXPRESSLY EXCEPTED AND EXCLUDED FROM THE SAME ALL HOUSES, BUILDINGS, STRUCTURES, LOTS, BLOCKS, STREETS, ALLEYS, OR OTHER MUNICIPAL IMPROVEMENTS, AS SET FORTH IN SAID U.S. PATENT,
ALSO EXCEPTING THEREFROM THE SURFACE OF ANY PORTION LYING NORTHEASTERLY OF BLOCK 47 IN THE CITY OF CENTRAL, COUNTY OF GILPIN, STATE OF COLORADO.

NEW LODE, CITY TITLE, CITY OF CENTRAL, DESCRIBED IN DEED RECORDED FEBRUARY 12, 1894 IN BOOK 122 AT PAGE 12, TO-WIT:  BEGINNING AT THE NORTHEASTERLY CORNER BACK OF CLAIM, WHENCE CORNER NO. 4 SURVEY NO. 754 SIMMONS LODE BEING A GRANITE STONE 36X9X3 INCHES IN SIZE SET IN THE GROUND WITH A MOUND OF STONES MARKED “4-754” BEARS S. 68°E. 100 FEET, MARYLAND MOUNTAIN BEARS N.9°30’W.; THENCE S.49°45’W. 1500 FEET; THENCE S.40°15’E. 150 FEET; THENCE N.49°45’E. 1500 FEET; THENCE N.40°15’W. 150 FEET TO THE PLACE OF BEGINNING,
EXCLUSIVE OF MINERAL SURVEYS AND ALL MUNICIPAL IMPROVEMENTS AS FOLLOWS, TO-WIT:  SURVEY NOS. 609 BRIGHTON, 612 WATERBURY, 739 NEXT PRESIDENT, 754 SIMMONS, 742 HARTFORD, 753 BRANCH, 758 BROOKLYN EAGLE, AND 6875 DUMP LODE MINING CLAIMS, LOTS 13, 14, AND 15, IN BLOCK 46, SNELL AND GLASSON LOTS, COUNTY OF GILPIN, STATE OF COLORADO.

LA VIDA MINING COMPANY TRACT, AS DESCRIBED IN DEED RECORDED MAY 2, 1934 IN BOOK 61 AT PAGE 443, TO-WIT: “THAT UNPLATTED PORTION OF CITY GROUND LYING BETWEEN LINES 2-3-4 OF THE CORA H. LODE MINING CLAIM SURVEY 668, AND LINE 1-4 OF THE MINNESOTA LODE MINING CLAIM SURVEY 729 AND THE EAST LINE OF LOTS 13 TO 18 INCLUSIVE IN BLOCK 18 AND LOTS 1 AND 2 INCLUSIVE IN BLOCK 19,
EXCLUDING THAT PORTION OF LAND COVERED BY COLORADO STREET IN ADDITION THE UNPLATTED LOTS FRONTING ON COLORADO STREET BETWEEN LINES 1-4 OF THE MINNESOTA LODE MINING CLAIM SURVEY 729 AND THE SOUTH EAST SIDE LINE OF THE OURAY LODE MINING CLAIM SURVEY 726,” CITY OF CENTRAL COUNTY OF GILPIN, STATE OF COLORADO.

3

PORTION OF SURFACE ON JEAN LODE MINING CLAIM, AS DESCRIBED IN DEED TO CLARENCE K. COLVIN, RECORDED NOVEMBER 11, 1899 IN BOOK 122 AT PAGE 80, TO-WIT:  “SURFACE GROUND ON THE JEAN LODE MINING CLAIM.  BEGINNING AT THE NORTHEASTERLY CORNER OF THE SAID CLAIM WHENCE CORNER NO. 4 SURVEY NO. 640 FREEDOM LODE BEING A GRANITE STONE SET IN THE GROUND AND MARKED “4/640” BEARS S.35°27’W. 290.4 FEET; THENCE S.37°30’ WEST. 1500 FEET; THENCE N. 37°30’E. 1500 FEET; THENCE S.53°E. 150 FEET TO THE PLACE OF BEGINNING.  THIS DEED IS MEANT TO CONVEY ALL THAT PORTION OF THE SAID JEAN LODE WITHIN THE CITY OF CENTRAL, EXCLUSIVE OF ITS CONFLICT WITH SURVEY NOS. 640 FREEDOM, 441 RIALTO, 481 CLIPPER LODES ALSO CHESTER AND MAMIE LODES AND ALL CITY LOTS,” CITY OF CENTRAL
COUNTY OF GILPIN, STATE OF COLORADO.

LOTS 14 AND 15,
BLOCK 46,
CITY OF CENTRAL,
COUNTY OF GILPIN,
STATE OF COLORADO

AKA GLASSON TRACT
commencing at a point one hundred ninety feet (190’) south of the s.w. corner of the east abutment of the railroad bridge across PACKARD GULCH AND RUNNING THENCE SOUTHERLY ALONG THE EAST LINE OF PACKARD STREET EIGHTY (80’) THENCE EASTERLY ONE HUNDRED FEET (100’), THENCE NORTHERLY EIGHTY FEET (80’) THENCE WESTERLY ONE HUNDRED FEET (100’) TO PLACE OF BEGINNING,
COUNTY OF GILPIN,
STATE OF COLORADO.

Any and all interest of Owner in and to the right-of-way and bed for the old Colrado & Southern railroad as conveyed by deed recorded at Book 589, pages 417-420 as may lie within the boundaries of the claims, lots and parcels heretofore described in this Exhibit A to Mining lease and Option to Purchase Agreement.

Subject to easements and rights of way of record or revealed on surface inspection.

4

EXHIBIT B

Attached to and made a part of that certain
Deed of Trust to Public Trustee,
Mortgage, Security Agreement, Assignment,
Financing Statement and Fixture Filing,
dated as of April 27, 2009,
from Hunter Bates Mining Corporation, as Debtor,
to the Public Trustee of Gilpin County, Colorado, as Trustee,
and to and for the benefit of Cabo Drilling (America), Inc., as Secured Party

SUBORDINATED LIENS

1.           Secondary Deed of Trust and Security Agreement from Hunter Bates Mining Corporation, a Minnesota corporation, to the Public Trustee of Gilpin County, for the benefit of China Gold, LLC (as assignee of Platinum Long Term Growth V, LLC) securing (i) an original principal indebtedness of One Million Twenty Thousand Dollars (U.S.) pursuant to a senior secured convertible note of Wits Basin Precious Minerals Inc. dated February 11, 2008, (ii) an original principal indebtedness of One Hundred Ten Thousand Dollars (U.S.) pursuant to a secured promissory note dated on or about July 10, 2008 and (iii) any other amounts and/or obligations to China Gold, LLC under such notes, recorded on September 15, 2008 at Reception No. 137375.

EXHIBIT C

Attached to and made a part of that certain
Deed of Trust to Public Trustee,
Mortgage, Security Agreement, Assignment,
Financing Statement and Fixture Filing,
dated as of April 27, 2009,
from Hunter Bates Mining Corporation, as Debtor,
to the Public Trustee of Gilpin County, Colorado, as Trustee,
and to and for the benefit of Cabo Drilling (America), Inc., as Secured Party

PERMITTED LIENS

1. Easements, or claims of easements, not shown by public records.

2. Discrepancies, conflicts in boundary lines, shortage in area, encroachments, and any facts which a correct survey and inspection of the land would disclose, and which are not shown by the public records.

3. Any water rights or claims or title to water, in, on or under the land.

4. The right of proprietor of a vein or lode to extract or remove his ore should the same be found to penetrate or intersect the premises thereby granted as reserved in United States Patent recorded on November 21, 1876, in Book 62 at Page 287; and any and all assignments thereof or interest therein. (Affects Parcel A-1)

5. The right of proprietor of a vein or lode to extract or remove his ore should the same be found to penetrate or intersect the premises thereby granted as reserved in United States Patent recorded on August 7, 1879, in Book 68 at Page 349; and any and all assignments thereof or interest therein. (Affects Parcel A-2)

6. The right of proprietor of a vein or lode to extract or remove his ore should the same be found to penetrate or intersect the premises thereby granted as reserved in United States Patent recorded on June 20, 1872, in Book 53 at Page 277; and any and all assignments thereof or interest therein.(Affects Parcel A-3)

7. The right of proprietor of a vein or lode to extract or remove his ore should the same be found to penetrate or intersect the premises thereby granted as reserved in United States Patent recorded on August 24, 1874, in Book 58 at Page 74; and any and all assignments thereof or interest therein. (Affects Parcels A-4 and A-5)

8. The right of proprietor of a vein or lode to extract or remove his ore should the same be found to penetrate or intersect the premises thereby granted as reserved in United States Patent recorded on September 16, 1970, in Book 268 at Page 311; and any and all assignments thereof or interest therein. (Affects Parcel A-6)

9. The right of proprietor of a vein or lode to extract or remove his ore should the same be found to penetrate or intersect the premises thereby granted as reserved in United States Patent recorded on June 22, 1883, in Book 93 at Page 137; and any and all assignments thereof or interest therein. (Affects Parcel A-7)

10. The right of proprietor of a vein or lode to extract or remove his ore should the same be found to penetrate or intersect the premises thereby granted as reserved in United States Patent recorded in Book 246 at Page 437; and any and all assignments thereof or interest therein. (Affects Parcel A-8)

11. The right of proprietor of a vein or lode to extract or remove his ore should the same be found to penetrate or intersect the premises thereby granted as reserved in United States Patent recorded on November 6, 1871, in Book 53 at Page 83; and any and all assignments thereof or interest therein. (Affects Parcel A-9)

12. The right of proprietor of a vein or lode to extract or remove his ore should the same be found to penetrate or intersect the premises thereby granted as reserved in United States Patent recorded on September 12, 1988, in Book 296 at Page 419; and any and all assignments thereof or interest therein. (Affects Parcel A-10)

13. The right of proprietor of a vein or lode to extract or remove his ore should the same be found to penetrate or intersect the premises thereby granted as reserved in United States Patent recorded in Book 296 at Page 426; and any and all assignments thereof or interest therein. (Affects Parcel A-11)

14. The right of proprietor of a vein or lode to extract or remove his ore should the same be found to penetrate or intersect the premises thereby granted as reserved in United States Patent recorded on November 6, 1871, in Book 53 at Page 80; and any and all assignments thereof or interest therein.  (Affects Parcel B-1)

15. The right of proprietor of a vein or lode to extract or remove his ore should the same be found to penetrate or intersect the premises thereby granted as reserved in United States Patent recorded on September 12, 1988, in Book 393 at Page 333; and any and all assignments thereof or interest therein. (Affects Parcel B-2)

16. The right of proprietor of a vein or lode to extract or remove his ore should the same be found to penetrate or intersect the premises thereby granted as reserved in United States Patent recorded on December 16, 1881, in Book 82 at Page 12; and any and all assignments thereof or interest therein. (Affects Parcel B-3)

17. The right of proprietor of a vein or lode to extract or remove his ore should the same be found to penetrate or intersect the premises thereby granted as reserved in United States Patent recorded on November 6, 1871, in Book 53 at Page 77; and any and all assignments thereof or interest therein. (Affects Parcel B-4)

18. The right of proprietor of a vein or lode to extract or remove his ore should the same be found to penetrate or intersect the premises thereby granted as reserved in United States Patent recorded on December 17, 1975, in Book 296 at Page 413; and any and all assignments thereof or interest therein. (Affects Parcel B-5)

19. The right of proprietor of a vein or lode to extract or remove his ore should the same be found to penetrate or intersect the premises thereby granted as reserved in United States Patent recorded on February 28, 1892, in Book 82 at Page 40; and any and all assignments thereof or interest therein. (Affects Parcel B-6)

20. Terms, agreements, provisions, conditions and obligations as contained in the Mammoth Hill Project, State of Colorado, Division of Minerals and Geology, Colorado Inactive Mine Reclamation Program, Consent for Right of Entry for Reclamation Activities recorded on February 10, 1997 in Book 615 at Page 240. (Affects Parcels B-3 and B-5.)

21. Reservations contained in the Patent to the City of Central recorded on July 21, 1876 , in Book 62 at Page 193, as follows: “Providing that no title shall be hereby acquired to any mine of gold, silver, cinnabar or copper or to any valid mining claim or possession held under existing laws.”  (Affects Parcels A-12, A-13 and A-14)

22. The effect of the inclusion of the subject property in the Black Hawk-Central City Sanitation District, as disclosed by the instrument recorded July 26, 1968, in Book 259 at Page 288.

23. The effect of the inclusion of portions of the subject property in the Central City Business Improvement District, as disclosed by the instrument recorded on May 21, 2003 at Reception No. 117343.

24. Rights of co-tenants, including, but not limited to, the right of partition. (Affects Parcel A-4).

25. Exception of rights of way, if any, for existing roads, as contained in the Deed from the County of Gilpin to William C. Russell, Jr. recorded on January 22, 1970, in Book 26 at Page 297.  (Affects Parcel A-15).

26. A one percent (1%) net smelter return royalty as granted to GSR Goldsearch Resources (U.S.), Inc. by the deed recorded on August 15, 1996, in Book 605 at Page 410, and any assignment thereof or interest therein. (Affects Parcels A-1, A-4, A-5, A-6, A-7., A-8, A-10, A-11, A-12, A-13, A-14 and A-15 and Parcels B-1, B-2, B-3, B-4 and B-5).

27. Any question as to the size or location of the easements referred to as Parcel B-7.

28. A two percent (2%) net smelter return royalty as granted to Kenneth Swaisland by the deed recorded on January 22, 2009, in Gilpin County, Colorado, and any assignment thereof or interest therein.   (Affects Parcels A-1, A-4, A-5, A-6, A-7., A-8, A-10, A-11, A-12, A-13, A-14 and A-15 and Parcels B-1, B-2, B-3, B-4 and B-5).

29. Deed of Trust from Hunter Bates Mining Corporation, a Minnesota corporation, to the Public Trustee of Gilpin County, for the benefit of George E. Otten, securing an original principal indebtedness of Six Million Seven Hundred Fifty Thousand Canadian Dollars (CND $6,750,000.00), and any other amounts and/or obligations dated June 6, 2008, recorded on June 25, 2008 at Reception No. 136731.